Exhibit 4.1

CLIFFORD CHANCE LLP

CONFORMED COPY

ABB LTD

CERTAIN SUBSIDIARIES OF ABB LTD
AS BORROWERS

WITH

THE MANDATED LEAD ARRANGERS

WITH

CITIBANK INTERNATIONAL PLC
AS FACILITY AGENT
AND EURO SWINGLINE AGENT

AND

CITIBANK, N.A
AS DOLLAR SWINGLINE AGENT

$2,000,000,000
MULTICURRENCY REVOLVING CREDIT
AGREEMENT

DATED 23 MAY 2014
AS AMENDED ON 13 JUNE 2014

i

ii

THIS AGREEMENT is dated 23 May 2014 and made

BETWEEN:

(1)                                 ABB LTD, a company incorporated in Switzerland whose registered office is at Affolternstrasse 44, CH-8050 Zurich, Switzerland (“ABB” or the “Guarantor”);

(2)                                 THE SUBSIDIARIES OF ABB listed in Part IV of Schedule 1 (The Original Obligors) as original borrowers (the “Original Borrowers”);

(3)                                 AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED, BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED, BANK OF CHINA LIMITED, LONDON BRANCH, BARCLAYS BANK PLC, BNP PARIBAS, THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., CITIGROUP GLOBAL MARKETS LIMITED, COMMERZBANK AKTIENGESELLSCHAFT, CRÉDIT AGRICOLE (SUISSE) SA, CREDIT SUISSE AG, DEUTSCHE BANK LUXEMBOURG S.A., DNB BANK ASA, GOLDMAN SACHS BANK USA, HANDELSBANKEN CAPITAL MARKETS, SVENSKA HANDELSBANKEN AB (PUBL), HSBC BANK PLC, INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, ACTING THROUGH ICBC (LONDON) PLC, ING BELGIUM, BRUSSELS, GENEVA BRANCH, J.P. MORGAN LIMITED, MORGAN STANLEY BANK INTERNATIONAL LIMITED, NORDEA BANK AB (PUBL), THE ROYAL BANK OF SCOTLAND PLC, BANCO SANTANDER, S.A., MERCHANT BANKING, SKANDINAVISKA ENSKILDA BANKEN AB (PUBL), SOCIÉTÉ GÉNÉRALE CORPORATE & INVESTMENT BANKING, STANDARD CHARTERED BANK, UBS AG, UNICREDIT BANK AG in their respective capacities as mandated lead arrangers (the “Mandated Lead Arrangers”);

(4)                                 THE FINANCIAL INSTITUTIONS listed in Part I to Part III of Schedule 1 (The Original Lenders) in their respective capacities as original lenders (the “Original Lenders”);

(5)                                 CITIBANK INTERNATIONAL PLC in its capacity as facility agent (the “Facility Agent”);

(6)                                 CITIBANK, N.A. in its capacity as dollar swingline agent (the “Dollar Swingline Agent”); and

(7)                                 CITIBANK INTERNATIONAL PLC in its capacity as euro swingline agent (the “Euro Swingline Agent”).

IT IS AGREED as follows:

SECTION 1

INTERPRETATION

1.                                  DEFINITIONS AND INTERPRETATION

1.1                           Definitions

In this Agreement:

“Acquisition” means the acquisition by any Group Company of any person not already being a Group Company and which, upon completion of the acquisition, becomes a Group Company.

“Additional Borrower” means any wholly owned Subsidiary of ABB that has become an Additional Borrower in accordance with Clause 25.2 (Additional Borrowers).

“Advance” means an advance made or to be made under the Facility (including, unless the context otherwise requires, a Swingline Advance) or the principal amount outstanding for the time being of that advance.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company. Notwithstanding the foregoing, in relation to The Royal Bank of Scotland plc, the term “Affiliate” shall not include (i) the UK government or any member or instrumentality thereof, including Her Majesty’s Treasury and UK Financial Investments Limited (or any directors, officers, employees or entities thereof) or (ii) any persons or entities controlled by or under common control with the UK government or any member or instrumentality thereof (including Her Majesty’s Treasury and UK Financial Investments Limited) and which are not part of The Royal Bank of Scotland Group plc and its subsidiaries or subsidiary undertakings.

“Agents” means the Dollar Swingline Agent, the Euro Swingline Agent and the Facility Agent, and “Agent” means, as the context may require, any of them.

“Agreed Jurisdiction” means any of the United States of America, Switzerland, any country that is, at the date of this Agreement, a member of the European Union (other than Cyprus, Estonia, Latvia, Lithuania, Slovakia and Slovenia) and any other country approved by all the Lenders.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing or registration.

“Automatic Advance” means an Advance made pursuant to Clause 5.9 (Automatic Advance).

“Availability Period” means the period from the date of this Agreement up to and including the date falling one week before the Termination Date.

“Available Commitment” means a Lender’s Commitment minus:

(a)                                 the Base Currency Amount of its participation in any outstanding Advances (including any Separate Advances); and

(b)                                 in relation to any proposed Utilisation, the Base Currency Amount of its participation in any Advances that are due to be made on or before the proposed Utilisation Date, other than, in either case, that Lender’s participation in any Advances that are due to be repaid or prepaid on or before the proposed Utilisation Date.

“Available Dollar Swingline Commitment” means a Dollar Swingline Lender’s Dollar Swingline Commitment minus:

(a)                                 the Base Currency Amount of its participation in any outstanding Dollar Swingline Advances; and

(b)                                 in relation to any proposed Utilisation by way of a Dollar Swingline Advance, the Base Currency Amount of its participation in any Dollar Swingline Advances that are due to be made on or before the proposed Utilisation Date, other than, in either case, that Dollar Swingline Lender’s participation in any Dollar Swingline Advances that are due to be repaid or prepaid on or before the proposed Utilisation Date.

“Available Dollar Swingline Facility” means the aggregate for the time being of each Dollar Swingline Lender’s Available Dollar Swingline Commitment.

“Available Euro Swingline Commitment” means a Euro Swingline Lender’s Euro Swingline Commitment minus:

(a)                                 the Base Currency Amount of its participation in any outstanding Euro Swingline Advances; and

(b)                                 in relation to any proposed Utilisation by way of a Euro Swingline Advance, the Base Currency Amount of its participation in any Euro Swingline Advances that are due to be made on or before the proposed Utilisation Date, other than, in either case, that Euro Swingline Lender’s participation in any Euro Swingline Advances that are due to be repaid or prepaid on or before the proposed Utilisation Date.

“Available Euro Swingline Facility” means the aggregate for the time being of each Euro Swingline Lender’s Available Euro Swingline Commitment.

“Available Facility” means the aggregate for the time being of each Lender’s Available Commitment.

“Base Currency” means Dollars.

“Base Currency Amount” means, in relation to an Advance, the amount specified in the Utilisation Request delivered by the relevant Borrower for that Advance (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Facility Agent’s Spot Rate of Exchange on the date which is 3 Business Days before the Utilisation Date or, if later, on the date the Facility Agent receives the Utilisation Request) adjusted to reflect any repayment or prepayment of the Advance.

“Borrower Accession Letter” means a letter substantially in the form set out in Schedule 6 (Form of Borrower Accession Letter).

“Borrowers” means each Original Borrower and each Additional Borrower, provided that it has not been released from its rights and obligations under this Agreement in accordance with Clause 25.3 (Resignation of a Borrower).

“Break Costs” means the amount (if any) by which:

(a)                                 the interest (excluding the Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in an Advance or Unpaid Sum to the last day of the current Interest Period in respect of that Advance or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)                                 the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Business Day” means:

(a)                                 in relation to a Dollar Swingline Advance a day (other than a Saturday or a Sunday) on which banks are open for general business in New York;

(b)                                 in relation to any Advance (not being a Dollar Swingline Advance) a day (other than a Saturday or Sunday) on which banks are open for general business in London, and:

(i)                                     (in relation to any date for payment or purchase of a currency other than Euro) the principal financial centre of the country of that currency; or

(ii)                                  (in relation to any date for payment or purchase of Euro) any TARGET Day; and

(c)                                  for all other purposes, a day (other than a Saturday or Sunday) on which banks are open for general business in London.

“Capital Markets Issuer” means a Group Company whose primary functions within the Group are: (i) the issuance of bonds, commercial paper and/or other debt instruments; and/or (ii) supporting the intra-Group funding arrangements and treasury operations of the Group.

“Clean-Up Period” means, in relation to an Acquisition, the period commencing on the date such Acquisition completes and ending on the date falling 180 days later.

“Code” means the US Internal Revenue Code of 1986.

“Commitment” means:

(a)                                 in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading “Commitment” in Part I of Schedule 1 (The Original Lenders) and the amount of any other Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase of Commitments); and

(b)                                 in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase of Commitments), to the extent not cancelled, reduced or transferred by it under this Agreement.

“Default” means an Event of Default or any event or circumstance specified in Clause 22 (Events of Default) which (with the expiry of a grace period or the giving of any notice specified in Clause 22 (Events of Default)) would be an Event of Default.

“Defaulting Lender” means any Lender:

(a)                                 which has failed to make its participation in an Advance available or has notified the Facility Agent that it will not make its participation in an Advance available by the Utilisation Date of that Advance in accordance with Clause 5.4 (Lenders’ participation);

(b)                                 which has otherwise rescinded or repudiated a Finance Document; or

(c)                                  with respect to which an Insolvency Event has occurred and is continuing, unless, in the case of paragraph (a) above:

(i)                                     its failure to pay is caused by:

(A)                               administrative or technical error; or

(B)                               a Disruption Event,

and payment is made within 3 Business Days of its due date; or

(ii)                                  the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.

“Disruption Event” means either or both of:

(a)                                      a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)                                      the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)                                         from performing its payment obligations under the Finance Documents; or

(ii)                                      from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Dollar Swingline Advance” means any advance made or to be made under the Dollar Swingline Facility pursuant to a Utilisation Request under Clause 5.5 (Delivery of a Utilisation Request for a Swingline Advance).

“Dollar Swingline Commitment” means:

(a)                                      in relation to an Original Lender which is a Dollar Swingline Lender, the amount set opposite its name under the heading “Dollar Swingline Commitment” in Part II of Schedule 1 (The Dollar Swingline Lenders) and the amount of any other Dollar Swingline Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase of Commitments); and

(b)                                      in relation to any other Dollar Swingline Lender, the amount of any Dollar Swingline Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase of Commitments), to the extent not cancelled, reduced or transferred by it under this Agreement.

“Dollar Swingline Facility” means the dollar swingline facility forming part of the Facility as described in paragraph (a) of Clause 2.1 (The Facility).

“Dollar Swingline Lender” means:

(a)                                      any Original Lender whose name is set out in Part II of Schedule 1 (The Dollar Swingline Lenders); and

(b)                                      any bank which has become a Party as a Lender in accordance with Clause 2.2 (Increase of Commitments) or Clause 23 (Changes to the Lenders) and to

whom a Dollar Swingline Commitment has been transferred or by whom a Dollar Swingline Commitment has been assumed,

which in each case has not ceased to have a Dollar Swingline Commitment.

“Dollar Swingline Rate” means, at any time, the higher of:

(a)                                 the Prime Rate; and

(b)                                 the Federal Funds Effective Rate plus 0.50 per cent. per annum.

“Dutch Borrower” means ABB Finance B.V. and any Additional Borrower which is incorporated or established in The Netherlands.

“Economic Sanctions Laws” means economic or trade sanctions laws and regulations as announced and adopted by the Sanctions Authorities (including, but not limited to, the Iran Sanctions Act, as amended by the Comprehensive Iran Sanctions, Accountability and Divestment Act of 2010, and by any further amendments thereto (the Iran Sanctions Act)).

“Environmental Law” means any applicable law in any jurisdiction in which any Group Company conducts business which relates to the pollution or protection of the environment or harm to or the protection of human health or the health of animals or plants.

“ERISA” means the Employee Retirement Income Security Act of 1974 of the United States of America and the regulations promulgated and the rulings issued thereunder.

“EURIBOR” means, in relation to any Advance (other than a Euro Swingline Advance) in Euro:

(a)                                 the applicable Screen Rate;

(b)                                 if no Screen Rate is available for the Interest Period of that Advance, the Interpolated Screen Rate for that Advance; or

(c)                                  if:

(i)                                     no Screen Rate is available for the Interest Period of that Advance; and

(ii)                                  it is not possible to calculate an Interpolated Screen Rate for that Advance,

the Reference Bank Rate,

as of, in the case of paragraphs (a) and (c) above, the Specified Time on the Quotation Day for Euro and for a period equal in length to the Interest Period of that Advance and, if any such rate is below zero, EURIBOR will be deemed to be zero.

“Euro Swingline Advance” means any advance made or to be made under the Euro Swingline Facility pursuant to a Utilisation Request under Clause 5.5 (Delivery of a Utilisation Request for a Swingline Advance).

“Euro Swingline Commitment” means:

(a)                                 in relation to an Original Lender which is a Euro Swingline Lender, the amount (in the Base Currency) set opposite its name under the heading “Euro Swingline Commitment” in Part III of Schedule 1 (The Euro Swingline Lenders) and the amount of any other Euro Swingline Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase of Commitments); and

(b)                                 in relation to any other Euro Swingline Lender, the amount of any Euro Swingline Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase of Commitments), to the extent not cancelled, reduced or transferred by it under this Agreement.

“Euro Swingline Facility” means the euro swingline facility forming part of the Facility as described in paragraph (b) of Clause 2.1 (The Facility).

“Euro Swingline Lender” means:

(a)                                 any Original Lender whose name is set out in Part III of Schedule 1 (The Euro Swingline Lenders); and

(b)                                 any bank which has become Party as a Lender in accordance with Clause 2.2 (Increase of Commitments) or Clause 23 (Changes to the Lenders) and to whom a Euro Swingline Commitment has been transferred or by whom a Euro Swingline Commitment has been assumed, which in each case has not ceased to have a Euro Swingline Commitment.

 “Euro Swingline Rate” means, at any time, the aggregate of:

(a)                                 the arithmetic mean of the rates per annum (rounded upwards to four decimal places) as supplied to the Euro Swingline Agent at its request quoted by each Reference Bank to leading banks in the European interbank market as of 11.00 a.m. Brussels time on the Utilisation Date for that Euro Swingline Advance for the offering of deposits in Euro for a period comparable to the Interest Period for the relevant Euro Swingline Advance and for settlement on that day; and

(b)                                 the Margin.

“Event of Default” means any event or circumstance specified as such in Clause 22 (Events of Default).

“Existing Credit Facility” means the US$2,000,000,000 multicurrency revolving credit facility made available pursuant to a multicurrency revolving facilities agreement dated 7 October 2009, as amended and restated from time to time.

“Existing Lender” has the meaning given to that term in Clause 23.1 (Assignments and transfers by the Lenders).

“Extension Request” means a First Extension Request or a Second Extension Request.

“Facility” means the loan facility made available under this Agreement as described in Clause 2.1 (The Facility) incorporating a dollar swingline facility and a euro swingline facility.

“Facility Agent’s Spot Rate of Exchange” means the Facility Agent’s Spot Rate of Exchange for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11:00 a.m. on a particular day.

“Facility Office” means the office or offices notified by a Lender to the Facility Agent on or before the date it becomes a Lender (or, following that date, by not less than 5 Business Days’ notice) as the office or offices through which it will perform its obligations under this Agreement.

“FATCA” means:

(a)                                 sections 1471 to 1474 of the Code or any associated regulations or other official guidance;

(b)                                 any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above; or

(c)                                  any agreement pursuant to the implementation of paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a)                                 in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;

(b)                                 in relation to a “withholdable payment” described in section 1473(1)(A)(ii) of the Code (which relates to “gross proceeds” from the disposition of property of a type that can produce interest from sources within the US), 1 January 2017; or

(c)                                  in relation to a “passthru payment” described in section 1471 (d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2017,

or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“Federal Funds Effective Rate” means, in relation to any day, the rate per annum equal to

(a)                                 the weighted average of the rates on overnight Federal funds transactions with members of the US Federal Reserve System arranged by Federal funds brokers, as published for that day (or, if that day is not a New York Business Day, for the immediately preceding New York Business Day) by the Federal Reserve Bank of New York; or

(b)                                 if a rate is not so published for any day which is a New York Business Day, the average of the quotations for that day on such transactions received by the Dollar Swingline Agent from three Federal funds brokers of recognised standing selected by the Dollar Swingline Agent.

“Fee Letter” means:

(a)                                 the fees letter dated on or around the date of this Agreement from the Original Lenders to ABB, the fees letter dated on or around the date of this Agreement from the Mandated Lead Arrangers to ABB, the agency fees letter dated on or around the date of this Agreement from the Facility Agent to ABB and the swingline agency fees letters dated on or around the date of this Agreement from the Dollar Swingline Agent and the Euro Swingline Agent respectively to ABB setting out the fees referred to in Clause 12 (Fees);

(b)                                 any other agreement setting out fees payable to a Lender referred to in paragraph (f) of Clause 2.2 (Increase of Commitments).

“Finance Document” means this Agreement, any Fee Letter, any Borrower Accession Letter, any Resignation Letter and any other document designated as such in writing by the Facility Agent and ABB.

“Finance Party” means any of the Agents, the Mandated Lead Arrangers and the Lenders.

“First Extension Request” has the meaning given to it in Clause 2.3 (Extension Option).

“Funding Rate” means any rate notified by a Lender to the Facility Agent pursuant to paragraph (a)(ii) of Clause 11.2 (Market disruption).

“GAAP” means, in relation to a company, generally accepted accounting principles in its jurisdiction of incorporation, US GAAP or IFRS, as applied by ABB in its consolidated financial statements.

“Group” means ABB and its Subsidiaries and “Group Company” means any one of them.

“Holding Company” means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

“IBOR” means, as appropriate, LIBOR or EURIBOR.

“IFRS” means international accounting standards as issued by the International Accounting Standards Board.

“Impaired Agent” means an Agent at any time when:

(a)                                      it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)                                      it otherwise rescinds or repudiates a Finance Document;

(c)                                       (if it is also a Lender) it is a Defaulting Lender under paragraph (a) or (b) of the definition of “Defaulting Lender”; or

(d)                                      an Insolvency Event has occurred and is continuing with respect to it;

unless, in the case of paragraph (a) above:

(i)                                     its failure to pay is caused by:

(A)         administrative or technical error; or

(B)         a Disruption Event; and

payment is made within 3 Business Days of its due date; or

(ii)           the relevant Agent is disputing in good faith whether it is contractually obliged to make the payment in question.

“Increase Confirmation” means a confirmation substantially in the form set out in Schedule 9 (Form of Increase Confirmation).

“Increase Lender” has the meaning given to that term in Clause 2.2 (Increase of Commitments).

“Indebtedness” means, in relation to a person, its obligations (whether present or future, actual or contingent, as principal or surety) for the payment or repayment of money (whether in respect of interest, principal or otherwise) incurred in respect of:

(a)           moneys borrowed;

(b)           any bond, note, loan stock, debenture or similar instrument;

(c)           any acceptance credit, bill discounting, note purchase, factoring or documentary credit facility (or dematerialised equivalent);

(d)           any lease required under GAAP as at the date hereof to be treated as a finance lease;

(e)           receivables sold or discounted (other than any receivables to the extent that they are sold on a non-recourse basis);

(f)                                   any guarantee, bond, stand-by letter of credit or other similar instrument issued in connection with the performance of payment obligations;

(g)                                  any interest rate or currency swap agreement or any other hedging or derivatives instrument or agreement (and, when calculating the value of such agreement(s) or instrument(s), only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of such agreement(s) or instrument(s), that amount) shall be taken into account);

(h)                                 any arrangement entered into primarily as a method of raising finance pursuant to which any asset sold or otherwise disposed of by that person is or may be leased to or re-acquired by a Group Company (whether following the exercise of an option or otherwise); or

(i)                                     any guarantee, indemnity or similar insurance against financial loss given in respect of the obligation of any person falling within any of paragraphs (a) to (h) above.

“Information Package” means the documents concerning the Group prepared by ABB in relation to the Facility and posted on the Debtdomain site titled “ABB RCF-May 2014” up to and including the date of this Agreement.

“Insolvency Event” in relation to a Finance Party means that the Finance Party:

(a)                                 is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)                                 is insolvent and under an insolvency, bankruptcy or governmental proceeding or process:

(i)                                     that is not directly or indirectly undertaken for the purpose of restructuring, consolidating, amalgamating, merging, rehabilitating or reorganising that Finance Party to enable that Finance Party to continue its business; and

(ii)                                  that is not dismissed, discharged, stayed or restrained in each case within 30 days of its institution or presentation;

(c)                                  (except where such action is directly or indirectly undertaken for the purpose of restructuring, consolidating, amalgamating, merging, rehabilitating or reorganising that Finance Party to enable it to continue its business) institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official and such proceeding or petition is not dismissed, discharged, stayed or restrained in each case within 30 days of its institution or presentation;

(d)                                 (except where such action is directly or indirectly undertaken for the purpose of restructuring, consolidating, amalgamating, merging, rehabilitating or reorganising that Finance Party to enable it to continue its business) has a resolution passed for its winding-up, official management or liquidation;

(e)                                  (except where such action is directly or indirectly undertaken for the purpose of restructuring, consolidating, amalgamating, merging, rehabilitating or reorganising that Finance Party to enable it to continue its business) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets;

(f)                                   causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (e) above; or

(g)                                  takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

“Interest Period” means, in relation to an Advance, each period determined in accordance with Clause 10 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 9.3 (Default interest).

“Interpolated Screen Rate” means, in relation to LIBOR or EURIBOR for any Advance (other than a Swingline Advance) the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:

(a)                                 the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Advance); and

(b)                                 the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Advance,

each as of the Specified Time on the Quotation Day for the currency of that Advance.

“Lender” means:

(a)                                 any Original Lender; and

(b)                                 any bank which has become a Party as a Lender in accordance with Clause 2.2 (Increase of Commitments) or Clause 23 (Changes to the Lenders),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

“LIBOR” means, in relation to any Advance (other than an Advance in Euro or a Swingline Advance):

(a)                                 the applicable Screen Rate;

(b)                                 if no Screen Rate is available for the Interest Period of that Advance, the Interpolated Screen Rate for that Advance; or

(c)           if:

(i)                                     no Screen Rate is available for the currency of that Advance; or

(ii)                                  no Screen Rate is available for the Interest Period of that Advance and it is not possible to calculate an Interpolated Screen Rate for that Advance,

the Reference Bank Rate,

as of, in the case of paragraphs (a) and (c) above, the Specified Time on the Quotation Day for that Advance and for a period equal in length to the Interest Period of that Advance and, if any such rate is below zero, LIBOR will be deemed to be zero.

“Majority Lenders” means a Lender or Lenders:

(a)                                 whose Commitments aggregate more than 66 2/3 per cent. of the Total Commitments; or

(b)                                 if the Total Commitments have been reduced to zero, whose Commitments aggregate more than 66 2/3 per cent. of the Total Commitments immediately before the reduction.

“Margin” means, at any time in relation to an Advance (other than a Dollar Swingline Advance) 0.20 per cent. per annum

“Material Adverse Effect” means a material adverse effect on the ability of the Obligors (taken as a whole) to perform their payment obligations under the Finance Documents.

“Material Subsidiary” shall mean:

(a)                                 as at the date of this Agreement, each Borrower and any Subsidiary of ABB that is listed in Schedule 8 (Material Subsidiaries); and

(b)                                 at any time thereafter,

(i)            each Borrower; and

(ii)           any Subsidiary of ABB, that:

(A)                               is the holding company of a country (not a region) and that, together with its Subsidiaries, has combined third party revenues or third party assets in excess of 5 per cent. of the consolidated revenues or consolidated total assets of the Group;

(B)                               on a non-consolidated (legal entity) basis has third party revenues or third party assets in excess of 10 per cent. of the consolidated revenues or consolidated total assets of the Group; or

(C)                               has any notes, bonds, debenture stock, loan stock or other securities outstanding to non-Group third parties and in respect of which a guarantee, keep-well agreement or other credit support has been provided by ABB, provided always that:

(1)                                 the term “revenues” shall exclude any revenues attributable to activities classified as discontinued operations in the consolidated financial statements of the Group and the term “assets” shall exclude any assets classified as held-for-sale or as discontinued operations in the consolidated financial statements of the Group;

(2)                                 all revenue and asset figures shall be prepared in accordance with generally accepted accounting principles used in preparation of the consolidated financial statements of the Group;

(3)                                 “third party revenues” shall exclude any revenues not included in total revenues in the consolidated income statement of the Group;

(4)                                 “third party assets” shall exclude any assets that are not included in total assets in the consolidated balance sheet of the Group; and

(5)                                 all revenue and asset figures shall be for the most recently completed financial year of ABB.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)                                 (subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)                                 if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)                                  if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.

“New Lender” has the meaning given to that term in Clause 23.1 (Assignments and transfers by the Lenders).

“Obligors” means the Borrowers and the Guarantor.

“Optional Currency” means a currency (other than the Base Currency) which complies with the conditions set out in Clause 4.3 (Conditions relating to Optional Currencies).

“Original Financial Statements” means:

(a)                                 in relation to ABB, the audited consolidated financial statements of the Group for the financial year ended 31 December 2013;

(b)                                 in relation to each Original Borrower, its financial statements for its financial year ended 31 December 2013 (audited if available); and

(c)                                  in relation to any Additional Borrower, its financial statements delivered pursuant to Part II of Schedule 2 (Additional Borrower Conditions Precedent) (audited if available).

“Original Obligors” means the Original Borrowers and the Guarantor.

“Outstandings” means the aggregate of the Base Currency Amount from time to time of each of the Advances.

“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Party” means a party to this Agreement and includes its successors in title, permitted assigns and permitted transferees.

“Prime Rate” means, in respect of any Dollar Swingline Advance, for any day, the rate of interest per annum announced from time to time by the Dollar Swingline Agent to be its prime rate in effect at its principal office in New York City.

“Project Company” means any Subsidiary of ABB:

(a)                                 which is a single purpose company whose primary purpose is to invest in, lend to or carry out a specific project or portfolio of projects; and

(b)                                 none of whose liabilities to repay Project Finance Indebtedness are the subject of security or a guarantee, indemnity or any similar form of assurance, undertaking or support by any Group Company save to the extent described in the definition of Project Finance Indebtedness.

“Project Finance Indebtedness” means:

(a)                                 any Indebtedness of a Project Company incurred to finance the project constituted by the assets and business of such Project Company or any Indebtedness of such Project Company incurred to refinance any such aforementioned Indebtedness; and

(b)                                 where neither the persons to whom such Indebtedness is owed (whether or not a Group Company) nor any other person shall have any recourse whatsoever to any Group Company (other than such Project Company) for the repayment or payment of any sum relating to such Indebtedness other than recourse directly or indirectly to any Group Company under any form of assurance or undertaking, which recourse (1) is limited to the enforcement of any share pledge granted by a Group Company over its shares in such Project Company or the enforcement of any security granted over a shareholder loan between a Group Company and such Project Company and/or (2) is limited to a claim for damages for breach of an obligation (not being a payment obligation) of the person against whom that recourse is available and/or (3) entitles the creditor for that Indebtedness or the relevant Project Company, upon default by the Project Company (or in other circumstances specified in the documentation relating to the project) to require a payment to be made (whether to or for the benefit of that creditor, the Project Company or another person), provided that, in the case of (3), where that payment is capable of being for an amount which is material either alone or as a percentage of the Indebtedness financing that project, such recourse is capable of being called on only during the period on or prior to practical completion of the project or of that portion of that project being financed by that Indebtedness; or

(c)           which the Majority Lenders shall have agreed to treat as Project Finance Indebtedness for the purposes of this Agreement.

“Qualifying Lender” has the meaning given to such term in Clause 13.1 (Definitions).

“Quotation Day” means, in relation to any period for which an interest rate is to be determined (other than in respect of a Swingline Advance):

(a)         (if the currency is Sterling) the first day of that period;

(b)         (if the currency is Euro) two days which are:

(i)            TARGET Days; and

(ii)           days on which banks are open for general business in London, before the first day of that period; or

(c)           (for any other currency) two days on which banks are open for general business in London) before the first day of that period,

unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Facility Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

“Reference Bank Quotation” means any quotation supplied to the Facility Agent by a Reference Bank.

“Reference Bank Rate” means the arithmetic mean of the Reference Bank Quotations (rounded upwards to four decimal places) as supplied to the Facility Agent at its request:

(a)         in relation to LIBOR, as the rate at which the relevant Reference Bank could borrow funds in the London interbank market; or

(b)         in relation to EURIBOR, as the rate at which the relevant Reference Bank could borrow funds in the European interbank market,

in the relevant currency and for the relevant period, were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in that currency and for that period.

“Reference Banks” means Nordea Bank AB (publ), Skandinaviska Enskilda Banken AB (publ), Standard Chartered Bank and such other banks as may be appointed by the Facility Agent in consultation with ABB.

“Relevant Interbank Market” means in relation to Euro, the European interbank market and, in relation to any other currency, the London interbank market.

“Reservations” means any general principles of law which are set out as qualifications as to matters of law in any legal opinion delivered to the Facility Agent under Schedule 2 (Conditions Precedent).

“Resignation Letter” means a letter substantially in the form set out in Schedule 7 (Form of Resignation Letter).

“Restricted Party” means

(a)         a person that is a target of Economic Sanctions Laws; or

(b)         a person, other than an individual, located in or incorporated under the laws of a country or territory that is the target of country-wide or territory-wide Economic Sanctions Laws that prohibit doing business in or with that country or territory.

“Revolving Facility Affiliate” means, in respect of a Lender that is a Swingline Lender, an Affiliate of that Swingline Lender that is itself a Lender.

“Rollover Advance” means one or more Advances (other than Swingline Advances):

(a)         made or to be made on the same day that a maturing Advance is due to be repaid;

(b)         the aggregate amount of which is equal to or less than the amount of the maturing Advance;

(c)          in the same currency as the maturing Advance (unless it arose as a result of the operation of Clause 6.2 (Unavailability of a currency)); and

(d)         made or to be made to a Borrower for the purpose of refinancing a maturing Advance made to such Borrower.

“Sanctions Authorities” means the Office of Foreign Assets Control of the U.S. Department of the Treasury (OFAC), the U.S. Department of State, the European Union, Switzerland, the United Kingdom, and the United Nations.

“Screen Rate” means:

(a)         in relation to LIBOR, the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on pages LIBOR01 or LIBOR02 of the Reuters screen (or any replacement Reuters page which displays that rate; and

(b)         in relation to EURIBOR, the euro interbank offered rate administered by the Banking Federation of the European Union (or any other person which takes over the administration of that rate) for the relevant period displayed on page EURIBOR01 of the Reuters screen (or any replacement Reuters page which displays that rate), or, in each case, on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters. If such page or service ceases to be available, the Facility Agent may specify another page or service displaying the relevant rate after consultation with ABB and the Lenders.

“Second Extension Request” has the meaning given to it in Clause 2.3 (Extension Option).

“Securitisations” means any local or global securitisation programme from time to time established (including as of the date of this Agreement) by any Group Company, each as may be modified, supplemented, renewed, substituted, varied or amended.

“Security” means any mortgage, charge, assignment by way of security, pledge, hypothecation, lien and any other security interest of any kind whatsoever.

“Separate Advances” has the meaning given to that term in Clause 7.1 (Repayment of Advances).

“Specified Time” means a time determined in accordance with Schedule 5 (Timetables).

“Subsidiary” means a subsidiary within the meaning of section 1159 of the Companies Act 2006.

“Swingline Advance” means a Dollar Swingline Advance or a Euro Swingline Advance.

“Swingline Affiliate” means, in respect of a Lender, an Affiliate of that Lender that is a Swingline Lender.

“Swingline Agents” means the Dollar Swingline Agent and the Euro Swingline Agent and “Swingline Agent” means either of them.

“Swingline Commitment” means, in respect of a Swingline Lender, its Dollar Swingline Commitment or its Euro Swingline Commitment.

“Swingline Lender” means a Dollar Swingline Lender or a Euro Swingline Lender.

“TARGET Day” means any day on which TARGET2 is open for the settlement of payments in Euro.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Termination Date” means, subject to Clause 2.3 (Extension Option), the fifth anniversary of the date of this Agreement.

“Total Commitments” means the aggregate Commitments of the Lenders, being $2,000,000,000 at the date of this Agreement.

“Total Outstandings” means the aggregate from time to time of the Outstandings.

“Total Swingline Facility Amount” means the higher of (a) the aggregate of the Dollar Swingline Commitments and (b) the aggregate of the Euro Swingline Commitments, being $750,000,000 as at the date of this Agreement.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Facility Agent and ABB.

“Transfer Date” means, in relation to a transfer, the later of:

(a)         the proposed Transfer Date specified in the Transfer Certificate; and

(b)         the date on which the Facility Agent executes the Transfer Certificate.

“Unpaid Sum” means any sum due and payable but unpaid by a Borrower under the Finance Documents.

“US GAAP” means generally accepted accounting principles in the United States of America.

“US Tax Obligor” means:

(a)         a Borrower which is resident for tax purposes in the United States of America; or

(b)         an Obligor some or all of whose payments under the Finance Documents are from sources within the United States for US federal income tax purposes.

“Utilisation” means a utilisation of the Facility.

“Utilisation Date” means the date of a Utilisation, being the date on which an Advance is to be made.

“Utilisation Request” means a notice substantially in the form set out in Schedule 3 (Utilisation Request).

“VAT” means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature.

1.2                               Construction

(a)                                 Any reference in this Agreement to:

(i)                                     “assets” includes, except in the definition of Material Subsidiary, present and future properties, revenues and rights of every description;

(ii)                                  “bank” means a bank entity that is licensed to provide banking services in accordance with applicable regulations in its jurisdiction of incorporation;

(iii)                               the “European interbank market” means the interbank market for Euro operating in Participating Member States;

(iv)                              a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended, replaced or restated;

(v)                                 a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

(vi)                              a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, the compliance with which is customary) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(vii)                           a “financial year” in relation to ABB, means a period in respect of which it is required to produce annual audited financial statements;

(viii)                        except where the context otherwise requires, words in the singular include the plural and in the plural include the singular;

(ix)                              a provision of law is a reference to that provision as amended or reenacted; and

(x)                                 unless a contrary indication appears, a time of day is a reference to London time.

(b)                                 Where there is a reference in this Agreement to any amount, limit or threshold specified in Dollars, in ascertaining whether or not that amount, limit or threshold has been attained, broken or achieved, as the case may be, a non- Dollar amount shall, unless the context otherwise requires or the contrary is indicated, be counted on the basis of the equivalent in Dollars of that amount using the Facility Agent’s Spot Rate of Exchange.

(c)                                  Section, Clause and Schedule headings are for ease of reference only.

(d)                                 Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(e)                                  A Default is “continuing” if it has not been remedied or waived.

(f)                                   For the avoidance of doubt, where any person is party to this Agreement in more than one capacity, reference to that person in one capacity shall not (except where the context otherwise requires) include reference to it in any other capacity.

(g)                                  References to a Commitment of Citibank, N.A./Citibank, N.A., London Branch (together the “Citi Entities”) in relation to the Facility shall be construed as a reference to the aggregate Commitment of Citibank, N.A., Citibank, N.A. and London Branch in relation to the Facility (as allocated between the Citi Entities in such proportions and such amounts as each Citi Entity notifies to the Facility Agent from time to time).

(h)                                 References to a Commitment of Bank of America Merrill Lynch International Limited/Bank of America, N.A./Bank of America, N.A. London branch (together the “BofAML Entities”) in relation to the Facility shall be construed as a reference to the aggregate Commitment of Bank of America Merrill Lynch International Limited, Bank of America, N.A., and Bank of America, N.A. London branch in relation to the Facility (as allocated between the BofAML Entities in such proportions and such amounts as each BofAML Entity notifies to the Facility Agent from time to time).

1.3                               Dutch Terms

In this Agreement, where it relates to a Dutch entity, a reference to:

(a)                                 a necessary action to authorise where applicable, includes without limitation:

(i)                                     any action required to comply with the Dutch Works Councils Act (Wet op de ondernemingsraden); and

(ii)                                  obtaining an unconditional positive advice (advies) from the competent works council(s);

(b)                                 a winding-up, administration or dissolution includes a Dutch entity being:

(i)                                     declared bankrupt (failliet verklaard);

(ii)                                  dissolved (ontbonden);

(c)                                  a moratorium includes surséance van betaling and granted a moratorium includes surséance verleend;

(d)                                 a trustee in bankruptcy includes a curator;

(e)                                  an administrator includes a bewindvoerder;

(f)                                   a(n) (administrative) receiver does not include a curator or bewindvoerder; and

(g)                                  an attachment includes a beslag.

1.4                              Currency Symbols and Definitions

“$” and “Dollars” denote the lawful currency of the United States of America, “£” and “Sterling” denote the lawful currency of the United Kingdom, and “€”, “EUR” and “Euro” denote the single currency of the Participating Member States.

1.5                              Third Party Rights

A person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

SECTION 2
THE FACILITY

2.           THE FACILITY

2.1    The Facility

Subject to the terms of this Agreement, the Lenders make available to the Borrowers, a multicurrency revolving credit facility (the “Facility”) in a maximum aggregate amount of $2,000,000,000, including within it the following sub-facilities:

(a)                                 a Dollar revolving swingline facility (the “Dollar Swingline Facility”) in a maximum aggregate amount equal to the aggregate Dollar Swingline Commitments; and

(b)                                 a Euro revolving swingline facility (the “Euro Swingline Facility”) in a maximum Base Currency Amount equal to the aggregate Euro Swingline Commitments.

Each Swingline Commitment of each Lender that is a Swingline Lender forms part of the Commitment of that Lender. Each Swingline Commitment of each Swingline Lender that is a Swingline Affiliate of another Lender forms part of that other Lender’s Commitment. For the avoidance of doubt each Lender and its Swingline Affiliate shall be treated as having a single participation in the Facility and a single vote.

2.2    Increase of Commitments

(a)                                 ABB may by giving prior notice to the Facility Agent by no later than the date falling 90 Business Days after the effective date of a cancellation of the Available Commitments and/or any Swingline Commitments of (i) a Defaulting Lender (or its Revolving Facility Affiliate or Swingline Affiliate) in accordance with paragraph (f) of Clause 8.7 (Right of replacement or repayment and cancellation in relation to a single Lender), (ii) any Lender in accordance with Clause 8.1 (Lender Illegality) or (iii) any Lender that has refused an Extension Request and has not been replaced in accordance with Clause 8.7 (Right of replacement or repayment and cancellation in relation to a single Lender), request that the Total Commitments or the relevant Swingline Commitments be increased (and the Total Commitments or the relevant Swingline Commitments shall be so increased) in an aggregate amount in the Base Currency of up to the amount of the Available Commitments, the relevant Swingline Commitments or the Commitments so cancelled as follows:

(i)                                     the increased Commitments and/or the relevant Swingline Commitments will be assumed by one or more Lenders or other banks (each an “Increase Lender”) (none of which may be a member of the Group) selected by ABB and each of which confirms its willingness to assume and does assume all the obligations of a Lender corresponding to that part of the increased Commitments and/or the relevant

Swingline Commitments which it is to assume, as if it had been an Original Lender;

(ii)                                  each of the Obligors and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Lender;

(iii)                               each Increase Lender shall become a Party as a “Lender” and any Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender;

(iv)                              the Commitments and Swingline Commitments of the other Lenders shall continue in full force and effect; and

(v)                                 any increase in the Total Commitments and/or the relevant Swingline Commitments shall take effect on the date specified by ABB in the notice referred to above or any later date on which the conditions set out in paragraph (b) below are satisfied.

No Lender shall have any obligation to act as an Increase Lender unless it indicates that it is willing to do so in accordance with sub-paragraph (i).

(b)                                 An increase in the Total Commitments and/or any Swingline Commitments will only be effective on:

(i)                                     the execution by the Facility Agent of an Increase Confirmation from the relevant Increase Lender; and

(ii)                                  in relation to an Increase Lender which is not a Lender immediately prior to the relevant increase the performance by the Facility Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments and/or Swingline Commitments by that Increase Lender, the completion of which the Facility Agent shall promptly notify to ABB and the Increase Lender.

(c)                                  No Swingline Commitment of a Lender may exceed the Commitment of that Lender or its Revolving Facility Affiliate pursuant to the operation of this Clause 2.2. Accordingly where the Swingline Commitments are to be increased pursuant to this Clause to replace Swingline Commitments of a Swingline Lender that have been cancelled pursuant to paragraph (f) of Clause 8.7 (Right of replacement or repayment and cancellation in relation to a single Lender) or Clause 8.1 (Lender Illegality) without a commensurate cancellation of the Commitments of that Swingline Lender’s Revolving Facility Affiliate being required at the time of such cancellation, that Revolving Facility Affiliate shall (to the extent of its Commitments at the time of the increase in Swingline Commitments) be required to transfer its Commitments to the relevant Increase Lender (or its Affiliate) on the terms provided for in Clause 35.5 (Replacement of a Defaulting Lender) to the extent necessary to ensure that the Commitments of the Increase Lender (or its Affiliate) are at least equal to each of the Swingline Commitments assumed by that Increase Lender.

(d)                                 Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective.

(e)                                  Unless the Facility Agent otherwise agrees or the increased Commitment and/or Swingline Commitment is assumed by an existing Lender, ABB shall, on the date upon which the increase takes effect, promptly on demand pay the Facility Agent the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with any increase in Commitments and/or Swingline Commitments under this Clause 2.2.

(f)                                   ABB may pay to the Increase Lender a fee in the amount and at the times agreed between ABB and the Increase Lender in a letter between ABB and the Increase Lender setting out that fee.

(g)                                  Clause 23.4 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2.2 in relation to an Increase Lender as if references in that Clause to:

(i)                                     an “Existing Lender” were references to all the Lenders immediately prior to the relevant increase;

(ii)                                  the “New Lender” were references to that “Increase Lender”; and

(iii)                               a “re-transfer” and “re-assignment” were references to respectively a “transfer” and “assignment”.

(h)                                 The Increase Lender shall, on the date upon which the increase takes effect, pay to the Facility Agent (for its own account) a fee of $2,000.

2.3       Extension Option

(a)                                 ABB may request that the Termination Date be extended subject to the terms of this Clause 2.3:

(i)                                     by giving written notice to the Facility Agent not less than 45 days and not more than 90 days before the date which is 12 Months after the date of this Agreement (the “First Extension Request”) requesting that the Termination Date shall be the date which is 72 Months after the date of this Agreement (the “First Extension Termination Date”); and/or

(ii)                                  by giving written notice to the Facility Agent not less than 45 days and not more than 90 days before the date which is 24 Months after the date of this Agreement (the “Second Extension Request”) requesting that the Termination Date shall be the date which is 84 Months after the date of this Agreement.

(b)                                 The Facility Agent shall promptly notify each Lender of any Extension Request (including, in the case of a Second Extension Request, any Lender that refused a First Extension Request).

(c)                                  Each Lender (including, in the case of a Second Extension Request, any Lender that refused a First Extension Request) shall notify the Facility Agent of its decision (which shall be in its sole discretion) in respect of whether or not to agree to an Extension Request not later than 20 days before the date which is:

(i)                                          in respect of a First Extension Request, the date which is 12 Months after the date of this Agreement (and, if any Lender has not notified the Facility Agent of its acceptance of the First Extension Request on or before such date, it shall be deemed to have refused such First Extension Request); or

(ii)                                       in respect of a Second Extension Request, the date which is 24 Months after the date of this Agreement (and, if any Lender has not notified the Facility Agent of its acceptance of the Second Extension Request on or before such date, it shall be deemed to have refused such Second Extension Request), and the Facility Agent shall notify ABB of whether or not each Lender has agreed to the relevant Extension Request promptly, and in any case no later than 5 Business Days after (A) receipt by it of a notification from a Lender as to whether or not it has agreed to the relevant Extension Request and/or (B) the deemed refusal of a Lender to an Extension Request (as applicable).

(d)                                 With effect from the date on which ABB receives notification from the Facility Agent pursuant to paragraph (c) above, the Termination Date shall be extended in relation to the Commitments and/or Swingline Commitments of those Lender(s) who have agreed to the relevant Extension Request.

(e)                                  If a Lender agrees to an Extension Request, the agreement of such Lender shall be deemed to include the agreement of its Revolving Facility Affiliate and its Swingline Affiliate.

(f)                                   If a Lender refuses an Extension Request and ABB exercises its right to either:

(i)                                     replace such refusing Lender pursuant to Clause 8.7 (Right of replacement or repayment and cancellation in relation to a single Lender); or

(ii)                                  increase the Total Commitments following the cancellation of such refusing Lender's Commitments and/or Swingline Commitments, in an amount equal to the Commitments and/or Swingline Commitments so cancelled, pursuant to Clause 2.2 (Increase of Commitments), the relevant New Lender or Increase Lender (as applicable) shall be deemed to have consented to the Extension Request that was the subject of the refusal.

2.4                            Lenders’ rights and obligations

(a)                                 The obligations of each Lender under the Finance Documents are several. Failure by a Lender to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)                                 The rights of each Lender under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Lender from any of the Obligors shall be a separate and independent debt.

(c)                                  A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

2.5                            Facility Offices

(a)                                 Subject to paragraph (b) below, a Lender may (i) change its Facility Office for the purpose of this Agreement and/or (ii) nominate a different Facility Office for the purposes of making a particular Advance or particular type of Advance to any Borrower, in which event such Facility Office shall for the purposes of this Agreement be its Facility Office for that Advance or that type of Advance but not otherwise.

(b)                                 If a Lender changes its Facility Office or nominates a different Facility Office, (i) that Lender will notify the Facility Agent and ABB promptly (and, in any event, within 5 Business Days) of such change or, as the case may be, nomination, and until it does so, the Facility Agent and ABB will be entitled to assume that no such change has taken place and (ii) if the country of such Facility Office is not subject to the Financial Action Task Force any such change or, as the case may be, nomination shall be subject to the prior written consent of the Facility Agent.

2.6                            Borrowers’ right and obligations hereunder

(a)                                 Each Borrower by its execution of this Agreement or a Borrower Accession Letter irrevocably appoints ABB to act on its behalf as its agent in relation to the Finance Documents (in this capacity, the “Borrowers’ Agent”) and irrevocably authorises (i) ABB on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions (including Utilisation Requests), to execute on its behalf any Borrower Accession Letter and to make such agreements capable of being given or made by any Borrower notwithstanding that they may affect such Borrower, without further reference to or the consent of such Borrower and (ii) each Finance Party to give any notice, demand or other communication to such Borrower pursuant to the Finance Documents to ABB on its behalf, and in each case such Borrower shall be bound thereby as though such Borrower itself had given such notices and instructions (including, without limitation, any Utilisation Requests) or executed or made such agreements or received any such notice, demand or other communication.

(b)                                 Every act, omission, agreement, undertaking, settlement, waiver, notice or other communication given or made by the Borrowers’ Agent or given to the Borrowers’ Agent under this Agreement, or in connection with this Agreement (whether or not known to any other Borrower and whether occurring before or after such a Borrower became a Borrower under this Agreement) shall be binding for all purposes on all Borrowers as if the Borrowers had expressly made, given or concurred with the same. In the event of any conflict between any notices or other communications of the Borrowers’ Agent and any Borrower, those of the Borrowers’ Agent shall prevail.

(c)                                  The Borrowers’ Agent may resign its appointment hereunder by giving not less than ten Business Days’ prior written notice to that effect to the Facility Agent, provided that no such resignation shall be effective until a successor consents in writing to the Facility Agent to be appointed.

3.                                      PURPOSE

3.1                               Purpose

Each Borrower shall apply all amounts borrowed by it under the Facility for the general corporate purposes of the Group, provided that no Swingline Advance shall be used to refinance another Swingline Advance.

3.2                               Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.                                      CONDITIONS OF UTILISATION

4.1                               Initial conditions precedent

(a)                                 No Utilisation Request may be served unless the Facility Agent has received all of the documents and other evidence listed in Part I of Schedule 2 (Conditions Precedent) in form and substance reasonably satisfactory to the Facility Agent.

(b)                                 The Facility Agent shall notify ABB and the Lenders promptly upon the conditions set out in paragraph (a) of this Clause 4.1 being satisfied.

4.2                               Further conditions precedent

(a)                                 The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) and Clause 5.8 (Swingline Lenders’ participation) if on the date of the Utilisation Request and on the proposed Utilisation Date (in each case other than in the case of a Rollover Advance):

(i)                                     no Default is continuing or would result from the proposed Advance;

(ii)                                  the representations to be made by ABB pursuant to Clause 19.16 (Repetition) are true in all respects; and

(iii)                               such proposed Utilisation Date is not within 30 days of ABB providing notice to the Facility Agent in accordance with paragraph (a) of Clause 8.3 (Mandatory Prepayment on Change of Control).

(b)                                 An Advance will not be made if it would result in the Base Currency Amount of all Advances exceeding the Total Commitments.

4.3                               Conditions relating to Optional Currencies

A currency will constitute an Optional Currency in relation to an Advance if it is Sterling or Euro, or it is readily available in the amount required and freely convertible into the Base Currency in the Relevant Interbank Market on the Quotation Day and the Utilisation Date for that Advance provided that there may not at any time be Advances outstanding denominated in more than 5 Optional Currencies.

4.4                               Maximum number of Advances

(a)                                 No Borrower may deliver a Utilisation Request if as a result of the proposed Utilisation more than 10 Advances would be outstanding.

(b)                                 Any Advance made by a single Lender under Clause 6.2 (Unavailability of a currency) shall not be taken into account in this Clause 4.4.

(c)                                  Any Separate Advance shall not be taken into account in this Clause 4.4.

SECTION 3
UTILISATION

5.                                      UTILISATION

5.1                               Delivery of a Utilisation Request

A Borrower may utilise the Facility (other than for the purpose of drawing Swingline Advances, which may be drawn in accordance with Clause 5.5 (Delivery of a Utilisation Request for a Swingline Advance)) by delivery to the Facility Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2                               Completion of a Utilisation Request

(a)                                 Each Utilisation Request delivered to the Facility Agent pursuant to Clause 5.1 (Delivery of a Utilisation Request) is irrevocable and will not be regarded as having been duly completed unless:

(i)                                     the proposed Utilisation Date is a Business Day within the Availability Period;

(ii)                                  the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and

(iii)                               the proposed Interest Period complies with Clause 10 (Interest Periods).

(b)                                 Only one Advance may be requested in each Utilisation Request delivered to the Facility Agent pursuant to Clause 5.1 (Delivery of a Utilisation Request).

5.3                            Currency and amount

(a)                                 The currency specified in a Utilisation Request delivered to the Facility Agent pursuant to Clause 5.1 (Delivery of a Utilisation Request) must, in the case of any Advance (not being a Swingline Advance), be the Base Currency or an Optional Currency.

(b)                                 The amount of the proposed Advance must be:

(i)                                     if the currency selected is the Base Currency, a minimum of $50,000,000 and an integral multiple of $10,000,000; or

(ii)                                  if the currency selected is Euro, a minimum of Euro 50,000,000 and an integral multiple of Euro10,000,000; or

(iii)                               if the currency selected is Sterling, a minimum amount of £25,000,000 and an integral multiple of £5,000,000; or

(iv)                              if the currency selected is an Optional Currency (other than Euro or Sterling), in such minimum amount and multiple as the Facility Agent and ABB may agree,

or, in any case, the amount of the Available Facility.

5.4                               Lenders’ participation

(a)                                 If the conditions set out in this Agreement have been met, and subject to Clause 7.1 (Repayment of Advances), each Lender shall make its participation in each Advance available by the Utilisation Date through its Facility Office.

(b)                                 Subject to Clause 6.2 (Unavailability of a currency), the amount of each Lender’s participation in each Advance (not being a Swingline Advance) will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Advance.

(c)                                  The Facility Agent shall determine the Base Currency Amount of each Advance which is to be made in an Optional Currency and shall notify each Lender of the amount, currency and the Base Currency Amount of each Advance, the amount of its participation in that Advance and (if different) the amount of that participation to be made available in cash, in each case by the Specified Time.

5.5                            Delivery of a Utilisation Request for a Swingline Advance

The Borrowers may utilise the Dollar Swingline Facility or the Euro Swingline Facility by delivery to the relevant Swingline Agent (with a copy to the Facility Agent) of a duly completed Utilisation Request not later than the Specified Time.

5.6                            Completion of a Utilisation Request for a Swingline Advance

(a)                                 Each Utilisation Request delivered pursuant to Clause 5.5 (Delivery of a Utilisation Request for a Swingline Advance) is irrevocable and will not be regarded as having been duly completed unless:

(i)                                     it specifies whether the Swingline Advance is to be a Dollar Swingline Advance or a Euro Swingline Advance;

(ii)                                  the proposed Utilisation Date is a Business Day within the Availability Period;

(iii)                               the currency and amount of the Utilisation comply with Clause 5.7 (Currency and amount); and

(iv)                              the proposed Interest Period complies with Clause 10 (Interest Periods).

(b)                                 Only one Swingline Advance may be requested in each Utilisation Request delivered pursuant to Clause 5.5 (Delivery of a Utilisation Request for a Swingline Advance).

5.7                            Currency and amount

(a)                                 The currency specified in a Utilisation Request delivered pursuant to Clause 5.5 (Delivery of a Utilisation Request for a Swingline Advance) must be

Dollars (in the case of a Dollar Swingline Advance) or Euro (in the case of a Euro Swingline Advance).

(b)                                 The amount of the proposed Swingline Advance must be:

(i)                                     in the case of a Dollar Swingline Advance, a minimum of $50,000,000 and an integral multiple of $10,000,000 or, if less, the Available Dollar Swingline Facility; or

(ii)                                  in the case of a Euro Swingline Advance, a minimum of Euro 50,000,000 and an integral multiple of Euro 10,000,000 or, if less, the Available Euro Swingline Facility; or

(c)                                  The amount of a proposed Dollar Swingline Advance or, as the case may be, the Base Currency Amount of a proposed Euro Swingline Advance must not, when aggregated with the Base Currency Amount of all outstanding Swingline Advances outstanding on the proposed Utilisation Date, exceed the Total Swingline Facility Amount.

5.8                               Swingline Lenders’ participation

(a)                                 If the conditions set out in this Agreement have been met, each Dollar Swingline Lender (in the case of a Dollar Swingline Advance) or Euro Swingline Lender (in the case of a Euro Swingline Advance) shall, on the relevant Utilisation Date, make its participation in each Dollar Swingline Advance or Euro Swingline Advance (as applicable) available through its Facility Office.

(b)                                 The amount of each Swingline Lender’s participation in each Dollar Swingline Advance or Euro Swingline Advance will be equal to the proportion borne by its Available Dollar Swingline Commitment or, as the case may be, Available Euro Swingline Commitment to the Available Dollar Swingline Facility or, as the case may be, Available Euro Swingline Facility immediately prior to making the Dollar Swingline Advance or Euro Swingline Advance.

(c)                                  The relevant Swingline Agent shall notify each relevant Swingline Lender of the amount, currency and the Base Currency Amount of each Swingline Advance at the Specified Time.

5.9                               Automatic Advance

(a)                                 In the event that a Borrower does not repay a Swingline Advance made to it in full on the last day of its Interest Period, on the Business Day falling 3 Business Days prior to such day, that Borrower shall be deemed to have served a Utilisation Request for an Advance (not being a Swingline Advance) to be made on such day in the amount and currency of such Swingline Advance and with an Interest Period of 1 week and such Advance shall be made on such day in accordance with Clause 5.4 (Lenders’ participation) (for this purpose (i) ignoring the Available Commitment of any Defaulting Lender and (ii) calculating the Available Commitment of each Lender as if the outstanding Swingline Advance had been repaid in full), and the proceeds thereof applied in repayment of the said Swingline Advance.

(b)                                 Paragraph (a) of Clause 4.2 (Further conditions precedent) shall not apply to any Advance to which this Clause 5.9 refers.

6.                                   OPTIONAL CURRENCIES

6.1                            Selection of currency

The relevant Borrower shall select the currency of an Advance in a Utilisation Request.

6.2                            Unavailability of a currency

If before the Specified Time on any Quotation Day:

(a)                                 the Facility Agent has received notice from a Lender that the Optional Currency (other than Euro or Sterling) requested is not readily available to it in the amount required; or

(b)                                 a Lender notifies the Facility Agent that compliance with its obligation to participate in an Advance in the proposed Optional Currency (other than Euro or Sterling) would contravene a law or regulation applicable to it, the Facility Agent will give notice to the relevant Borrower to that effect by the Specified Time on that day. In this event, any Lender that gives notice pursuant to this Clause 6.2 will be required to participate in the Advance in the Base Currency (in an amount equal to that Lender’s proportion of the Base Currency Amount or, in respect of a Rollover Advance, an amount equal to that Lender’s proportion of the Base Currency Amount of the maturing Advance that is due to be repaid) and its participation will be treated as a separate Advance denominated in the Base Currency during that Interest Period.

6.3                            Notification

The Facility Agent shall notify the Lenders and the relevant Borrower of Optional Currency amounts (and the applicable Facility Agent’s Spot Rate of Exchange) promptly after they are ascertained.

SECTION 4
REPAYMENT, PREPAYMENT AND CANCELLATION

7.                                      REPAYMENT

7.1                               Repayment of Advances

(a)                                 Each Borrower shall repay each Advance made to it on the last day of its Interest Period.

(b)                                 All Advances must be repaid in full on the Termination Date.

(c)                                  At any time when a Lender becomes a Defaulting Lender, the maturity date of each of the participations of that Lender (and, if that Defaulting Lender is the Revolving Facility Affiliate of a Swingline Lender, of that Swingline Lender) in the Advances then outstanding will be automatically extended to the Termination Date and will be treated as separate Advances (the “Separate Advances”) denominated in the currency in which the relevant participations are outstanding.

(d)                                 A Borrower to whom a Separate Advance is outstanding may prepay that Advance by giving 5 Business Days’ prior notice to the Facility Agent. The Facility Agent will forward a copy of a prepayment notice received in accordance with this paragraph (d) to the relevant Lender concerned as soon as practicable on receipt.

(e)                                  Interest in respect of a Separate Advance will accrue for successive Interest Periods selected by the Borrower by the time and date specified by the Facility Agent (acting reasonably) and will be payable by that Borrower to the relevant Lender on the last day of each Interest Period in respect of that Advance. Notwithstanding paragraph (b) of Clause 9.1 (Calculation of interest), the rate of interest in respect of any Swingline Advance that becomes a Separate Advance in accordance with this Clause 7.1 shall be calculated in accordance with paragraph (a) of Clause 9.1 (Calculation of interest) with effect from the end of the Interest Period during which such Swingline Advance becomes a Separate Advance.

(f)                                   The terms of this Agreement relating to the Facility generally shall continue to apply to Separate Advances other than to the extent inconsistent with paragraphs (c) to (e) above, in which case those paragraphs shall prevail in respect of any Separate Advance.

(g)                                  If one or more Advances are to be made available to a Borrower:

(i)                                     on the same day that a maturing Advance is due to be repaid by that Borrower;

(ii)                                  in the same currency as the maturing Advance (unless the currency of the maturing Advance was determined pursuant to the operation of Clause 6.2 (Unavailability of a currency)); and

(iii)                               in whole or in part for the purpose of refinancing the maturing Advance;

the aggregate amount of the new Advance shall be treated as if applied in or towards repayment of the maturing Advance so that:

(A)                               if the amount of the maturing Advance exceeds the aggregate amount of the new Advance:

(1)                                 the relevant Borrower will only be required to pay an amount in cash in the relevant currency equal to that excess; and

(2)                                 each Lender’s participation (if any) in the new Advance shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s participation (if any) in the maturing Advance and that Lender will not be required to make its participation in the new Advance available in cash; and

(B)                               if the amount of the maturing Advance is equal to or less than the aggregate amount of the new Advance:

(1)                                 the relevant Borrower will not be required to make any payment in cash; and

(2)                                 each Lender will be required to make its participation in the new Advance available in cash only to the extent that its participation (if any) in the new Advance exceeds that Lender’s participation (if any) in the maturing Advance and the remainder of that Lender’s participation in the new Advance shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s participation in the maturing Advance.

8.                                      PREPAYMENT AND CANCELLATION

8.1                               Lender Illegality

If it becomes unlawful in any jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Advance:

(a)                                 that Lender shall promptly notify the Facility Agent upon becoming aware of that event;

(b)                                 unless the repayment referred to in paragraph (c) below avoids such unlawfulness, upon the Facility Agent notifying ABB, the Commitment and/or the relevant Swingline Commitment of that Lender and/or its Revolving Facility Affiliate or its Swingline Affiliate will be immediately cancelled; and

(c)                                  each Borrower shall, to the extent necessary to avoid such unlawfulness, repay that Lender’s and/or its Revolving Facility Affiliate’s or its Swingline Affiliate’s participation in the Advances made to it on the last day of the Interest Period for each Advance occurring after the Facility Agent has notified ABB or, if earlier, the date specified by the Lender in the notice delivered to the Facility Agent (being no earlier than 5 Business Days after receipt of such notice or, if earlier, the last day of any applicable grace period permitted by law).

8.2                               Borrower Illegality

If it is or becomes unlawful for a Borrower to perform any of its obligations under the Finance Documents, save where such obligations are not, or could reasonably be considered not to be, material to the interests of the Lenders under the Finance Documents, that Borrower shall within 15 Business Days of being served with notice by the Facility Agent so to do, repay all Advances owing by it, together with accrued interest and all other amounts owing by it under the Finance Documents.

8.3                               Mandatory Prepayment on Change of Control

If any person (whether alone or together with any associated person) becomes the beneficial owner of shares in the issued share capital of ABB carrying the right to more than 50 per cent. of the votes exercisable at a general meeting of ABB:

(a)                                 ABB shall promptly notify the Facility Agent upon becoming aware of that event; and

(b)                                 if within 15 days following such notification to the Facility Agent any Lender so requests (by delivering a notice to ABB through the Facility Agent), each Borrower shall, no later than 15 days following such request, prepay that Lender’s portion of all outstanding Advances, together with accrued interest thereon and all other amounts owing to such Lender hereunder and cancel that Lender’s Commitments and/or Swingline Commitments.

For the purposes of this Clause 8.3, “associated person” means, in relation to any person, a person who is (i) “acting in concert” (as defined in the City Code on Takeovers and Mergers) with that person or (ii) a “connected person” (as defined in section 839 of the Income and Corporation Taxes Act 1988) of that person.

8.4                               Mandatory Prepayment on Sanctions Misrepresentation or Anti-Bribery and Corruption Misrepresentation

(a)                                 Upon ABB becoming aware of a Sanctions Misrepresentation or an Anti- Bribery and Corruption Misrepresentation:

(i)                                     ABB shall promptly notify the Facility Agent, which shall promptly notify each Lender; and

(ii)                                  if within 15 Business Days following such notification to the Facility Agent any Lender so requests (by delivering a notice to ABB through the Facility Agent), each Borrower shall within 15 Business Days of any such request (or earlier to the extent required by applicable law or regulation) prepay that Lender’s portion of all outstanding Advances, together with accrued interest thereon and all other amounts owing to such Lender hereunder, and cancel that Lender’s Commitments and/or Swingline Commitments.

(b)                                 For the purpose of this Clause 8.4:

(i)                                     a “Sanctions Misrepresentation” means any statement or representation made or deemed (by virtue of Clause 19.16 (Repetition)) to have been made by any Obligor pursuant to Clause 19.14 (Sanctions) being or proving to have been incorrect or misleading when made or deemed to have been made; and

(ii)                                  an “Anti-Bribery and Corruption Misrepresentation” means any statement or representation made or deemed (by virtue of Clause 19.16 (Repetition)) to have been made by any Obligor pursuant to Clause 19.15 (Anti-corruption and anti-bribery laws and regulations) being or proving to have been incorrect or misleading when made or deemed to have been made.

8.5                               Voluntary cancellation

ABB may, if it gives the Facility Agent not less than 5 Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of $25,000,000 and an integral multiple of $10,000,000) of the Available Facility, the Available Dollar Swingline Facility or the Available Euro Swingline Facility. Any cancellation under this Clause 8.5 shall reduce rateably the Commitments of the Lenders or the relevant Swingline Commitments of the relevant Swingline Lenders.

8.6                               Voluntary Prepayment

A Borrower may, if it gives the Facility Agent not less than 5 Business Days’ (in the case of any Advance other than a Swingline Advance) or 1 Business Day’s (in the case of any Swingline Advance) (or in either case such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of an Advance made to it (but if in part, being an amount that reduces the Base Currency Amount of the Advance by a minimum amount of $25,000,000 and rounded as the Facility Agent may reasonably require).

8.7                               Right of replacement or repayment and cancellation in relation to a single Lender

(a)                                If:

(i)                                     any sum payable to any Lender by ABB or a Borrower is required to be increased under paragraph (c) of Clause 13.2 (Tax gross-up);

(ii)                                  any Lender claims indemnification from ABB or a Borrower under Clause 13.3 (Tax indemnity) or Clause 14.1 (Increased costs); or

(iii)                               any Lender refuses (or is deemed to have refused) its consent to an Extension Request,

then ABB may:

(A)                               in the case of paragraphs (i) and (ii) above, whilst the circumstance giving rise to the requirement for that increase or indemnification continues; and

(B)                               in the case of paragraph (iii) above, at any time after the refusal (or deemed refusal) of the relevant Extension Request (but in the case of a refusal (or deemed refusal) of a First Extension Request not from the date, if any, that such Lender agrees to a Second Extension Request), give the Facility Agent notice of cancellation of the Commitment and/or any Swingline Commitment of that Lender and/or of its Revolving Facility Affiliate or its Swingline Affiliate and its intention to procure the repayment of the participation in the Advances of that Lender and/or of its Revolving Facility Affiliate or its Swingline Affiliate or give the Facility Agent notice of its intention to replace that Lender and/or its Revolving Facility Affiliate or its Swingline Affiliate in accordance with paragraph (d) below.

(b)                                 On receipt of a notice of cancellation referred to in paragraph (a) above, the Commitment and/or the relevant Swingline Commitment of the relevant Lender and/or its Revolving Facility Affiliate or its Swingline Affiliate shall immediately be reduced to zero.

(c)                                  On the last day of each Interest Period in respect of an Advance which ends after ABB has given notice of cancellation under paragraph (a) above (or, if earlier, the date specified by ABB in that notice), each Borrower to whom an Advance is outstanding shall repay that Lender’s participation in that Advance.

(d)                                 ABB may, in the circumstances set out in paragraph (a) above, on 5 Business Days’ prior notice to the Facility Agent and that Lender replace that Lender (and any Revolving Facility Affiliate or Swingline Affiliate of that Lender) by requiring such Lender and/or its Revolving Facility Affiliate or Swingline Affiliate to (and, to the extent permitted by law, that Lender or Revolving Facility Affiliate or Swingline Affiliate shall) transfer pursuant to Clause 23 (Changes to the Lenders) all (and, save as provided for in this paragraph, not part only) of its rights and obligations under this Agreement to a Lender or other bank selected by ABB which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 23 (Changes to the Lenders) for a purchase price in cash payable at the time of the transfer equal to the outstanding principal amount of such Lender’s or Revolving Facility Affiliate’s or Swingline Affiliate’s participation in the outstanding Advances and all accrued interest (to the extent that the Facility Agent has not given a notification under Clause 23.9 (Pro rata interest settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents. Where a Lender to be replaced pursuant to this paragraph is a Swingline Lender that is the Swingline Affiliate of another

Lender, the rights and obligations required to be transferred pursuant to this Clause by that other Lender in its capacity as the Revolving Facility Affiliate of that Swingline Lender may, at the option of ABB, be limited to those necessary for the Commitments of the replacement Lender (or its Affiliate) to be at least equal to each of the Swingline Commitments to be transferred to such replacement Lender pursuant to this Clause.

(e)                                  The replacement of any Lender pursuant to paragraph (d) above shall be subject to the following conditions:

(i)                                     ABB shall have no right to replace an Agent;

(ii)                                  no Agent nor any Lender shall have any obligation to find a replacement Lender; and

(iii)                               in no event shall any Lender replaced under paragraph (d) above be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents.

(f)

(i)                                     If any Lender becomes a Defaulting Lender, ABB may, at any time whilst that Lender continues to be a Defaulting Lender, give the Facility Agent 5 Business Days’ notice of cancellation of the Available Commitment, Available Dollar Swingline Commitment or Available Euro Swingline Commitment of that Lender and/or its Revolving Facility Affiliate or Swingline Affiliate.

(ii)                                  On the notice referred to in paragraph (i) above becoming effective, the Available Commitment, Available Dollar Swingline Commitment or Available Euro Swingline Commitment (as applicable) of the relevant Lender and/or its Revolving Facility Affiliate or Swingline Affiliate shall immediately be reduced to zero.

(iii)                               The Facility Agent shall as soon as practicable after receipt of a notice referred to in paragraph (i) above, notify all the Lenders.

8.8                               Restrictions

(a)                                 Any notice of cancellation or prepayment given by any Party under this Clause 8 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)                                 Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)                                  Unless a contrary indication appears in this Agreement, any part of the Facility which is prepaid may be reborrowed in accordance with the terms of this Agreement. Any part of the Facility that is repaid may be reborrowed.

(d)                                 No Borrower shall repay or prepay all or any part of the Advances or cancel all or any part of the Commitments or any Swingline Commitment except at the times and in the manner expressly provided for in this Agreement.

(e)                                  Subject to Clause 2.2 (Increase of Commitments), no amount of the Total Commitments or any Swingline Commitment cancelled under this Agreement may be subsequently reinstated.

(f)                                   If the Facility Agent receives a notice under this Clause 8 it shall promptly forward a copy of that notice to ABB and the affected Borrower or the affected Lender, as appropriate.

(g)                                  Any cancellation of a Swingline Commitment of a Swingline Lender shall reduce the relevant Swingline Commitment accordingly but shall not otherwise cancel or reduce the Commitment of the relevant Lender in respect of the Facility (or of any Revolving Facility Affiliate of the relevant Swingline Lender) unless and to the extent otherwise provided for in this Agreement.

(h)                                 Any cancellation of the Commitment of a Lender that is a Swingline Lender or a Revolving Facility Affiliate of a Swingline Lender shall not cancel or reduce any Swingline Commitment of that Lender or its Swingline Affiliate unless a Swingline Commitment of that Lender or its Swingline Affiliate would exceed the Commitment of that Lender immediately following such reduction, in which case the relevant Swingline Commitment of that Lender or its Swingline Affiliate shall be reduced by such amount as is necessary to ensure that, after the relevant cancellation, each such Swingline Commitment does not exceed the Commitment of that Lender.

SECTION 5
COSTS OF UTILISATION

9.                                      INTEREST

9.1                               Calculation of interest

(a)                                 The rate of interest on each Advance (other than a Swingline Advance) for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(i)                                     Margin; and

(ii)                                  IBOR.

(b)                                 The rate of interest on each Swingline Advance for each Interest Period shall accrue from day to day and is (in the case of any Dollar Swingline Advance) the Dollar Swingline Rate or (in the case of any Euro Swingline Advance) the Euro Swingline Rate.

9.2                               Payment of interest

Each Borrower shall pay accrued interest on each Advance made to it on the last day of each Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at six monthly intervals after the first day of the Interest Period).

9.3                               Default interest

(a)                                 If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate 1.00 per cent. higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted an Advance (not being a Swingline Advance) in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Facility Agent (acting reasonably). Any interest accruing under this Clause 9.3 shall be immediately payable by the relevant Obligor on demand by the Facility Agent.

(b)                                 Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

9.4                               Notification of rates of interest

The applicable Agent shall promptly notify the Lenders, ABB and the relevant Borrowers of the determination of a rate of interest under this Agreement.

9.5                               Minimum Interest

When entering into this Agreement, the Parties have assumed that the interest payable hereunder is not and will not become subject to Swiss withholding tax. Therefore, if a Tax Deduction is required by law to be made in one of the circumstances set out in paragraph (d) of Clause 13.2 (Tax gross-up) and if paragraph (c) of Clause 13.2 (Tax gross-up) should be unenforceable in respect of a Borrower incorporated in Switzerland or, if different, resident in Switzerland for tax purposes, each Borrower acknowledges and agrees that:

(a)                                 the interest rates set out in and which are calculated in accordance with Clause 9.1 (Calculation of interest) shall constitute minimum interest rates, which, if Swiss withholding tax should apply, shall be adjusted to ensure that any payment of interest due by a Borrower shall be increased to an amount which (after making any deduction of Swiss withholding tax) results in a payment to the Lender of an amount equal to the payment which would have been due had no deduction of Swiss withholding tax been required. For this purpose, the Swiss withholding tax shall be calculated on the full grossed-up interest amount; and

(b)                                 to the extent that paragraph (a) above applies, each Borrower shall provide to the Lenders the documents required by law or each applicable double taxation treaty for the Lenders to prepare claims for the refund of any Swiss withholding tax so deducted.

10.                               INTEREST PERIODS

(a)                                 The relevant Borrower may select an Interest Period for an Advance in the Utilisation Request on 3 Business Days’ written notice to the Facility Agent from the relevant Borrower.

(b)                                 Subject to this Clause 10, a Borrower may select an Interest Period of:

(i)                                     in relation to any Advance (other than a Swingline Advance), 1, 2, 3 or 6 Months or any other period of less than 1 Month to end on the Termination Date or any other period agreed between the relevant Borrower (or ABB on its behalf) and the Facility Agent (acting on the instructions of all the Lenders); or

(ii)                                  in relation to any Swingline Advance, a period not exceeding 5 Business Days.

(c)                                  An Interest Period for an Advance shall not extend beyond the Termination Date.

(d)                                 Each Advance has one Interest Period only.

11.                               CHANGES TO THE CALCULATION OF INTEREST

11.1                        Absence of quotations

Subject to Clause 11.2 (Market disruption), if the applicable IBOR or if applicable, the Euro Swingline Rate is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable IBOR or the Euro Swingline Rate shall be determined on the basis of the quotations of the remaining Reference Banks.

11.2                        Market disruption

(a)                                 If a Market Disruption Event occurs in relation to an Advance (other than a Dollar Swingline Advance) for any Interest Period, then the rate of interest on each Lender’s share of that Advance for the Interest Period shall be the percentage rate per annum which is the sum of:

(i)                                     the Margin; and

(ii)                                  the rate notified to the Facility Agent, ABB and the relevant Borrower by that Lender in a certificate (which sets out the details of the computation of the relevant rate and shall be prima facie non-binding evidence of the same) as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Advance from whatever source it may reasonably select.

(b)                                 In this Agreement “Market Disruption Event” means:

(i)                                     in relation to an Advance (not being a Swingline Advance):

(A)                               at or about noon on the Quotation Day for the relevant Interest Period IBOR is to be determined by reference to the Reference Banks and none or only one of the Reference Banks supplies a rate to the Facility Agent to determine the applicable IBOR for the relevant currency and period; or

(B)                               before close of business in London on the Quotation Day for the relevant Interest Period, the Facility Agent receives notifications from a Lender or Lenders (whose participations in an Advance exceed 50 per cent. of that Advance) that the cost to it or them of obtaining matching deposits in the Relevant Interbank Market would be in excess of the applicable IBOR; or

(ii)                                  in relation to a Euro Swingline Advance on the relevant Utilisation Date, none or only one of the Reference Banks supplies a rate to the Facility Agent to determine the Euro Swingline Rate.

11.3                        Alternative basis of interest or funding

(a)                                 If a Market Disruption Event occurs and the Facility Agent or ABB so requires, the Facility Agent and ABB shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(b)                                 Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of the Majority Lenders and ABB, be binding on all Parties.

11.4                        Break Costs

(a)                                 The relevant Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of an Advance or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Advance or Unpaid Sum.

(b)                                 Each Lender shall, as soon as reasonably practicable after a demand by the Facility Agent, provide to ABB and the relevant Borrower a certificate (which shall constitute prima facie non-binding evidence of the matters to which it refers) addressed to the Facility Agent, ABB and the relevant Borrower confirming the amount of its Break Costs for any Interest Period in which they accrue and setting out the manner of computing such Break Costs.

12.                               FEES

12.1                        Commitment Fee

(a)                                 ABB shall pay to the Facility Agent (for the account of each Lender) a commitment fee in the Base Currency computed at 35 per cent. of the applicable Margin from time to time on that Lender’s Available Commitment.

(b)                                 The accrued commitment fee is payable on the last day of each successive period of three Months commencing from the date of this Agreement and on the last day of the Availability Period and, if a Lender’s Commitment is cancelled in full, on the date such cancellation becomes effective in respect of the amount accrued in respect of that Lender’s Available Commitment immediately before such cancellation.

(c)                                  No commitment fee is payable to the Facility Agent (for the account of a Lender) on any Available Commitment of that Lender for any day on which that Lender is a Defaulting Lender.

12.2                        Utilisation Fee

(a)                                 ABB shall pay to the Facility Agent (for the account of the Lenders pro rata to their Commitments) a utilisation fee in respect of the Total Outstandings computed at the rate of:

(i)                                     0.075 per cent. per annum for each day that the amount of the Total Outstandings is less than or equal to 33.33 per cent. of the Total Commitments as at the date of this Agreement;

(ii)                                  0.15 per cent. per annum for each day that the amount of the Total Outstandings is greater than 33.33 per cent. of the Total Commitments but less than or equal to 66.66 per cent. of the Total Commitments as at the date of this Agreement; and

(iii)                               0.30 per cent. per annum for each day that the amount of the Total Outstandings is greater than 66.66 per cent. of the Total Commitments as at the date of this Agreement.

(b)                                 The accrued utilisation fee is payable on the last day of each successive period of three Months commencing from the date of this Agreement and on the Termination Date.

12.3                        Participation Fee

ABB shall pay to the Facility Agent (for the account of the Original Lenders) a participation fee in the amount and at the time agreed in a Fee Letter.

12.4                        Arrangement Fee

ABB shall pay to the Facility Agent (for the account of the Mandated Lead Arrangers) an arrangement fee in the amount and at the time agreed in a Fee Letter.

12.5                        Agency Fee

ABB shall pay to each Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

SECTION 6
ADDITIONAL PAYMENT OBLIGATIONS

13.                               TAX GROSS UP AND INDEMNITIES

13.1                        Definitions

(a)                                 In this Agreement:

“Initial Borrower Jurisdiction” means any of The Netherlands, the United States of America or Switzerland.

“Protected Party” means a Finance Party which is or will be, for or on account of Tax, subject to any liability or required to make any payment in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

“Qualifying Lender” means:

(i)                                     in respect of a payment by a Borrower incorporated in Switzerland, a Lender which is a bank;

(ii)                                  in respect of a payment by a Borrower incorporated in the United States of America, a Lender which is:

(A)                               created or organised under the laws of the United States of America or of any state (including the District of Columbia) thereof; or

(B)                               resident in a jurisdiction having and eligible for the benefit of a double taxation agreement with the United States of America which makes provision for full exemption from tax imposed by the United States of America on interest and which does not carry on a business in the United States of America through a permanent establishment with which that Lender’s participation in the Facility is effectively connected; or

(C)                               entitled to receive payments under the Finance Documents without deduction or withholding of any United States federal income taxes,

and which has complied with any procedural requirements within its control necessary to receive such payment without the imposition of United States withholding tax; and

(iii)                               in respect of a payment by a Borrower incorporated in any jurisdiction except the United States of America or Switzerland, any Lender.

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

“Tax Payment” means an increased payment made by ABB or a Borrower to a Finance Party under Clause 9.5 (Minimum Interest), Clause 13.2 (Tax gross-up) or a payment made by ABB or a Borrower under Clause 13.3 (Tax indemnity).

(b)                                 In this Clause 13 a reference to “determines” or “determined” means, save where expressly stated to the contrary, a determination made in the absolute discretion of the person making the determination acting in good faith.

13.2                        Tax gross-up

(a)                                 ABB and each Borrower shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)                                 ABB, a Borrower or a Lender shall promptly upon becoming aware that ABB or a Borrower (as the case may be) must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Facility Agent accordingly. If the Facility Agent receives such notification from a Lender it shall notify ABB and the relevant Borrower.

(c)                                  If a Tax Deduction is required by law to be made by ABB or a Borrower in one of the circumstances set out in paragraph (d) below, the amount of the payment due from ABB or that Borrower shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)                                 The circumstances referred to in paragraph (c) above are where a person entitled to the payment:

(i)                                     is an Agent;

(ii)                                  is a Qualifying Lender; or

(iii)                               was a Qualifying Lender at the time it became a Lender but has ceased to be a Qualifying Lender to the extent that this altered status results from any change after the date of this Agreement in (or in the interpretation, administration, or application of) any law or double taxation agreement or any published practice or published concession of any relevant taxing authority.

(e)                                  If ABB or a Borrower is required to make a Tax Deduction, it shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(f)                                   Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, ABB or the relevant Borrower (as the case may be) shall deliver to the Facility Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the

Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(g)                                  Each Finance Party, ABB and the Borrowers shall co-operate in completing any procedural formalities necessary for ABB or a Borrower to make a payment to which the Finance Party is entitled without a Tax Deduction or with a reduced Tax Deduction. Each Finance Party shall on the reasonable written request of ABB or a Borrower complete and deliver to ABB or that Borrower all documentation reasonably required by ABB or that Borrower in order to enable it to make such payments without a Tax Deduction or with a reduced Tax Deduction (so long as the completion or delivery of such documentation would not materially prejudice the legal or commercial position of the relevant Finance Party).

13.3                        Tax indemnity

(a)                                 ABB shall (within three Business Days of written demand by the Facility Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party.

(b)                                 Paragraph (a) above shall not apply with respect to any Tax assessed on a Finance Party:

(i)

(A)                               under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes;

(B)                               under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction; or

(C)                               arising by reason of the making of an Advance to a Borrower in an Initial Borrower Jurisdiction under the law of such jurisdiction, except to the extent arising by reason of a change in law or in any regulation occurring after the date of this Agreement, provided that this paragraph (b)(i)(C) shall not apply to any Tax assessed or imposed on an Agent, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party;

(ii)                                  which is compensated for by Clause 9.5 (Minimum Interest) or Clause 13.2 (Tax gross up) (or would have been so compensated but for an exception to those Clauses); or

(iii)                               which relates to a FATCA Deduction required to be made by a Party.

(c)                                  A Protected Party making, or intending to make a claim pursuant to paragraph (a) above shall promptly notify the Facility Agent of the event which will give, or has given, rise to the claim, following which the Facility Agent shall notify ABB.

(d)                                 A Protected Party shall, on receiving a payment from ABB under this Clause 13.3, notify the Facility Agent.

13.4                        Tax Credit

If ABB or a Borrower makes a Tax Payment and the relevant Finance Party determines that:

(a)                                      a Tax Credit is attributable to that Tax Payment; and

(b)                                      that Finance Party has obtained, utilised and retained that Tax Credit,

the Finance Party shall pay an amount to ABB (or as the case may be) that Borrower which that Finance Party determines, acting in good faith, will leave that Finance Party (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been made by ABB or that Borrower (as the case may be). The relevant Finance Party shall endeavour, acting in good faith, to obtain, utilise and retain the Tax Credit save that it shall not be obliged to disclose any information relating to its tax or other affairs or any computations in respect thereof.

13.5                        Lender Status Confirmation

(a)                                      Each New Lender that becomes a Lender after the date of this Agreement shall indicate in the Transfer Certificate or Increase Confirmation which it executes on becoming a Party, and for the benefit of the Facility Agent and without liability to any Obligor, whether or not it is a Qualifying Lender.

(b)                                      If a New Lender fails to indicate its status in accordance with this Clause 13.5 then such New Lender shall be treated for the purposes of this Agreement (including by each Obligor) as if it were not a Qualifying Lender until such time as it notifies the Facility Agent to the contrary (and the Facility Agent, upon receipt of such notification, shall inform ABB). For the avoidance of doubt a Transfer Certificate or Increase Confirmation shall not be invalidated by any failure of a Lender to comply with this Clause 13.5.

13.6                        Qualifying Lenders

Any Lender which ceases, for any reason, to be a Qualifying Lender shall promptly notify ABB and the relevant Borrower(s) of its change of status.

13.7                        Stamp taxes

ABB shall pay and, within 3 Business Days of demand, indemnify each Finance Party against any cost, loss or liability such Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document, but not in respect of any assignment or transfer pursuant to Clause 23 (Changes to the Lenders).

13.8                        Value added tax

(a)                                 All consideration payable under a Finance Document by ABB or the Borrowers to a Finance Party shall be deemed to be exclusive of any VAT. If VAT is chargeable on any supply made by any Finance Party to any Party in connection with a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT.

(b)                                 Where a Finance Document requires ABB or the Borrowers to reimburse a Finance Party for any costs or expenses, ABB or the Borrowers (as the case may be) shall also at the same time pay and indemnify that Finance Party against all VAT directly incurred by that Finance Party in respect of the costs or expenses save to the extent that such Finance Party reasonably determines that it is entitled to repayment or credit in respect of the VAT.

13.9                        FATCA Information

(a)                                 Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(i)                                     confirm to that other Party whether it is:

(A)                               a FATCA Exempt Party; or

(B)                               not a FATCA Exempt Party; and

(ii)                                  supply to that other Party such forms, documentation and other information relating to its status under FATCA (including its applicable “passthru payment percentage” or other information required under the US Treasury Regulations or other official guidance including intergovernmental agreements) as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA.

(b)                                 If a Party confirms to another Party pursuant to 13.9 (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)                                  Paragraph (a) above shall not oblige any Finance Party to do anything which would or might in its reasonable opinion constitute a breach of:

(i)                                     any law or regulation;

(ii)                                  any fiduciary duty; or

(iii)                               any duty of confidentiality.

(d)                                 If a Party fails to confirm its status or to supply forms, documentation or other information requested in accordance with paragraph (a) above (including, for the avoidance of doubt, where paragraph (c) above applies), then:

(i)                                          if that Party failed to confirm whether it is (and/or remains) a FATCA Exempt Party then such Party shall be treated for the purposes of the Finance Documents as if it is not a FATCA Exempt Party; and

(ii)                                       if that Party failed to confirm its applicable “passthru payment percentage” then such Party shall be treated for the purposes of the Finance Documents (and payments made thereunder) as if its applicable “passthru payment percentage” is 100 per cent., until (in each case) such time as the Party in question provides the requested confirmation, forms, documentation or other information.

(e)                                  If a Borrower is a US Tax Obligor, or where the Facility Agent reasonably believes that its obligations under FATCA require it, each Lender shall, within ten Business Days of:

(i)                                          where a Borrower is a US Tax Obligor and the relevant Lender is an Original Lender, the date of request by the Facility Agent;

(ii)                                       where a Borrower is a US Tax Obligor and the relevant Lender is a New Lender, the relevant Transfer Date;

(A)                          the date a new US Tax Obligor accedes as a Borrower; or

(B)                               where the Borrower is not a US Tax Obligor, the date of a request from the Facility Agent,

supply to the Facility Agent:

(1)                                 a withholding certificate on Form W-8 or Form W-9 (or any successor form) (as applicable); or

(2)                                 any withholding statement and other documentation, authorisations and waivers as the Facility Agent may require to certify or establish the status of such Lender under FATCA.

The Facility Agent shall provide any withholding certificate, withholding statement, documentation, authorisations and waivers it receives from a Lender pursuant to this paragraph (e) to the Borrower and shall be entitled to rely on any such withholding certificate, withholding statement, documentation, authorisations and waivers provided without further verification. The Facility Agent shall not be liable for any action taken by it under or in connection with this paragraph (e).

(f)                                   Each Lender agrees that if any withholding certificate, withholding statement, documentation, authorisations and waivers provided to the Facility Agent pursuant to paragraph (e) above is or becomes materially inaccurate or incomplete, it shall promptly update such withholding certificate, withholding statement, documentation, authorisations and waivers or promptly notify the Facility Agent in writing of its legal inability to do so. The Facility Agent shall provide any such updated withholding certificate, withholding statement, documentation, authorisations and waivers to the Borrower. The Facility Agent shall not be liable for any action taken by it under or in connection with this paragraph (f).

13.10                 FATCA Deduction

(a)                                 Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)                                 Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction) notify the Party to whom it is making the payment and, in addition, shall notify ABB, the Facility Agent and the other Finance Parties.

14.                               INCREASED COSTS

14.1                        Increased costs

(a)                                 Subject to Clause 14.3 (Exceptions) ABB shall, within 3 Business Days of a demand by the Facility Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement.

(b)                                 In this Agreement “Increased Costs” means:

(i)                                     a reduction in the rate of return from the Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(ii)                                  an additional or increased cost; or

(iii)                               a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

14.2                        Increased cost claims

(a)                                 A Finance Party intending to make a claim pursuant to Clause 14.1 (Increased costs) shall promptly notify the Facility Agent of the event giving rise to the claim, following which the Facility Agent shall promptly notify ABB.

(b)                                 Each Finance Party shall, as soon as practicable after a demand by the Facility Agent provide a certificate confirming the amount of its Increased Costs with (subject to any rights or duties of confidentiality the relevant Finance Party has in respect of such information) full supporting details (which certificate shall constitute prima facie non-binding evidence of the matters to which it relates).

14.3                        Exceptions

(a)                                 Clause 14.1 (Increased costs) does not apply to the extent any Increased Cost is:

(i)                                     attributable to a Tax Deduction required by law to be made by ABB or a Borrower;

(ii)                                  compensated for by Clause 13.3 (Tax indemnity) (or would have been compensated for under Clause 13.3 (Tax indemnity) but was not so compensated solely because one of the exclusions in paragraph (b) of Clause 13.3 (Tax indemnity) applied);

(iii)                               not payable as provided in Clause 23.2 (Conditions of assignment or transfer);

(iv)                              attributable to the breach by the relevant Finance Party or its Affiliates of any law or regulation;

(v)                                 not notified to ABB within 3 months of being incurred;

(vi)                              attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (“Basel II”) or Basel III in the form existing on the date of this Agreement or any other law or regulation which implements Basel II or Basel III in the form existing on the date of this Agreement (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates); or

(vii)                           attributable to a FATCA Deduction required to be made by a Party.

(b)                                 In this Clause 14.3:

(i)                                     a reference to a “Tax Deduction” has the same meaning given to the term in Clause 13.1 (Definitions); and

(ii)                                  “Basel III” means:

(A)                               the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer”

published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated as at the date of this Agreement;

(B)                          the rules for global systemically important banks contained in “Global systemically important banks:   assessment methodology and the additional loss absorbency requirement — Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated as at the date of this Agreement; and

(C)                          any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III” as at the date of this Agreement.

15.                               OTHER INDEMNITIES

15.1                        Currency indemnity

(a)                                 If any sum due from ABB or a Borrower under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)                                          making or filing a claim or proof against ABB or any of the Borrowers;

(ii)                                       obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

ABB or that Borrower (as the case may be) shall as an independent obligation, within 3 Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)                                 ABB and each Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

15.2                        Other indemnities

ABB shall indemnify each Lender upon presentation of duly documented evidence thereof against any cost, loss or liability directly incurred by that Lender as a result of:

(a)                                 the occurrence of any Event of Default (but excluding any costs of enforcement save as provided in Clause 17.3 (Enforcement costs));

(b)                                 a failure by ABB or a Borrower to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 28 (Sharing among the Lenders);

(c)                                  funding, or making arrangements to fund, its participation in an Advance requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default, negligence or wilful misconduct by that Lender alone); or

(d)                                 an Advance (or part of an Advance) not being prepaid in accordance with a notice of prepayment given by a Borrower.

15.3                        Indemnity to the Facility Agent

ABB shall promptly indemnify the Facility Agent, upon presentation of duly documented evidence thereof, against any reasonable cost, loss or liability properly and directly incurred by the Facility Agent (acting reasonably) as a result of:

(a)                                 investigating any event which it reasonably believes is a Default; or

(b)                                 entering into or performing any foreign exchange contract for the purposes of Clause 6 (Optional Currencies); or

(c)                                  acting or relying on any notice, request or instruction which it reasonably believes (after due enquiry) to be genuine, correct and appropriately authorised.

16.                               MITIGATION BY THE LENDERS

16.1                        Mitigation

(a)                                 Each Finance Party shall, in consultation with ABB, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 8.1 (Lender Illegality), Clause 13 (Tax Gross Up and Indemnities) or Clause 14.1 (Increased costs) or which would result in any increased amount being payable under this Agreement by reason of a change in the reserve requirements imposed by the European Central Bank after the date of this Agreement including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office (in each case in accordance with the terms hereof) and, in such circumstances a Lender will, at the request of ABB but subject to ABB indemnifying it for the costs of so doing, transfer its rights and obligations under the Finance Documents to another Lender.

(b)                                 Paragraph (a) above does not in any way limit the obligations of the Obligors under the Finance Documents.

16.2                        Limitation of liability

(a)                                 ABB shall indemnify each Finance Party, upon presentation of duly documented evidence thereof, for all costs and expenses reasonably and directly incurred by that Finance Party as a result of steps taken by it under Clause 16.1 (Mitigation).

(b)                                 A Finance Party is not obliged to take any steps under Clause 16.1 (Mitigation) (other than a transfer of its rights and obligations to another Lender where ABB indemnifies it for the cost of so doing) if, in the opinion of that Finance Party (acting reasonably), to do so could reasonably be expected to be prejudicial to it.

17.                               COSTS AND EXPENSES

17.1                        Transaction expenses

ABB shall, within 10 Business Days of demand, pay (subject to presentation of duly documented evidence thereof) the Agents the amount of all costs and expenses (including legal fees) reasonably and directly incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of:

(a)                                 this Agreement and any other documents referred to in this Agreement; and

(b)                                 any other Finance Documents executed after the date of this Agreement.

17.2                        Amendment costs

If (a) ABB requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 29.10 (Change of currency), ABB shall, within 3 Business Days of demand, reimburse the Facility Agent, upon presentation of duly documented evidence thereof, for the amount of all costs and expenses (including legal fees) reasonably and directly incurred by the Facility Agent and which have previously been agreed with ABB in responding to, evaluating, negotiating or complying with that request or requirement.

17.3                        Enforcement costs

ABB shall, within 3 Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) directly incurred by that Finance Party at any time after the service of a notice by the Facility Agent under Clause 22.10 (Acceleration) in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

18.                               GUARANTEE AND INDEMNITY

18.1                        Guarantee and indemnity

The Guarantor irrevocably and unconditionally:

(a)                                 guarantees to each Finance Party punctual performance by each Borrower of all that Borrower’s obligations under the Finance Documents;

(b)                                 undertakes with each Finance Party that whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, the Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)                                  agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of a Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by the Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 18 if the amount claimed had been recoverable on the basis of a guarantee.

18.2                        Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Borrower under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

18.3                        Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Borrower or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of the Guarantor under this Clause 18 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

18.4                        Waiver of defences

The obligations of the Guarantor under this Clause 18 will not be affected by any act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 18 (without limitation and whether or not known to it or any Finance Party) including:

(a)                                 any time, waiver or consent granted to, or composition with, any Borrower or other person;

(b)                                 the release of any Borrower or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)                                  the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Borrower or other person or any non-presentation or nonobservance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)                                 any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of a Borrower or any other person;

(e)                                  any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)                                   any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)                                  any insolvency or similar proceedings.

18.5                        Immediate recourse

The Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Guarantor under this Clause 18. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

18.6                        Appropriations

Until all amounts which may be or become payable by the Borrowers under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)                                 refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantor shall not be entitled to the benefit of the same; and

(b)                                 hold in an interest-bearing suspense account any moneys received from the Guarantor or on account of the Guarantor’s liability under this Clause.

18.7                        Deferral of Guarantor’s rights

Until all amounts which may be or become payable by the Borrowers under or in connection with the Finance Documents have been irrevocably paid in full or the Facility Agent otherwise directs, the Guarantor will not exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 18:

(a)                                 to be indemnified by a Borrower;

(b)                                 to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(c)                                  to bring legal or other proceedings for an order requiring any Borrower to make any payment, or perform any obligation, in respect of which it has given a guarantee, undertaking or indemnity under Clause 18.1 (Guarantee and indemnity);

(d)                                 to exercise any right of set-off against any Borrower; and/or

(e)                                  to claim or prove as a creditor of any Borrower in competition with any Finance Party.

If the Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Borrowers under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Facility Agent or as the Facility Agent may direct for application in accordance with Clause 29 (Payment Mechanics).

18.8                        Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

SECTION 7
REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

19.                               REPRESENTATIONS

ABB (in respect of itself and, where specified, each Group Company or each Material Subsidiary) and each Borrower (in respect of itself) makes the representations and warranties set out in this Clause 19 to each Finance Party on the date of this Agreement.

19.1                        Status

(a)                                 It is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(b)                                 It and each Group Company has the power to own its assets and carry on its business as it is being conducted.

19.2                        Binding obligations

The obligations expressed to be assumed by it in each Finance Document are, subject to the Reservations, legal, valid, binding and enforceable obligations.

19.3                        Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents to which it is a party do not conflict with:

(a)                                 any law or regulation applicable to it;

(b)                                 its constitutional documents; or

(c)                                  any agreement or instrument binding upon it or any Group Company or any of their assets,

and, in the case of paragraph (c) on any repetition after the date of this Agreement, in a manner that could reasonably be expected to have a Material Adverse Effect.

19.4                        Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

19.5                        Validity and admissibility in evidence

All Authorisations required by ABB and each Borrower (including, in the case of any Dutch Borrower, and if applicable, any works council advice):

(a)                                 to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

(b)                                 to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation,

have been obtained or effected and are in full force and effect.

19.6                        Insolvency

Neither it nor any Material Subsidiary has taken any action nor (so far it is aware, having made all due enquiry) have any steps been taken or legal proceedings been started against it for winding-up, dissolution or re-organisation, the enforcement of any Security over its assets or for the appointment of a receiver, administrative receiver, or administrator, trustee or similar officer of it or any of its assets.

19.7                        No default

(a)                            No Default is continuing.

(b)                            No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on a Group Company or to which their assets are subject which has had or could reasonably be expected to have a Material Adverse Effect.

19.8                        No misleading information

(a)                            Any factual information contained in any document forming part of the Information Package was true and accurate in all material respects as at the date of the relevant document.

(b)                            Nothing has occurred or been omitted from the Information Package and no information has been given or withheld that results in the information contained in the Information Package being untrue or misleading in any material respect as at the date of the relevant document.

19.9                        Financial statements

(a)                            The Original Financial Statements were prepared in accordance with GAAP consistently applied.

(b)                            The Original Financial Statements fairly present in all material respects the consolidated financial condition and operations of the Group or the financial condition and operations of the relevant Original Obligor in respect of the relevant financial year.

(c)                             Each of the latest audited consolidated financial statements required to be delivered under paragraph (b) of Clause 20.1 (Financial statements) fairly presents in all material respects the financial position of the Group as at the date to which they were prepared and for the period then ended.

(d)                            Each of the latest set of unaudited consolidated financial statements required to be delivered under paragraph (c) of Clause 20.1 (Financial statements) fairly presents in all material respects the financial condition of the Group as at the date to which they were prepared and for the period then ended.

19.10                 No Material Adverse Effect

Since the date of the most recent annual audited accounts of the Group, no event or events have occurred which have had a Material Adverse Effect.

19.11                 Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

19.12                 No proceedings pending or threatened

No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which could reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened against any Group Company.

19.13                 Environmental Compliance

Each Group Company has complied in all respects with all Environmental Law save to the extent that non-compliance could not reasonably be expected to have a Material Adverse Effect.

19.14                 Sanctions

(a)                            No Obligor is and, to the knowledge of the Obligors, none of their respective directors or executive officers are, a Restricted Party.

(b)                            Each Obligor has instituted and maintains, and will continue to maintain, policies and procedures reasonably designed to promote and achieve compliance with Economic Sanctions Laws.

19.15                 Anti-corruption and anti-bribery laws and regulations

No Obligor nor, to the best of the knowledge of the Obligors, none of their respective directors or executive officers, in connection with this Facility and/or the proceeds arising hereunder, engages in any activity or conduct which would cause any Lender to be in breach of any applicable anti-bribery or anti-corruption law or regulation. Each Obligor has instituted and maintains, and will continue to maintain, policies and procedures reasonably designed to promote and achieve compliance with applicable anti-corruption laws.

19.16                 Repetition

(a)                                 The representations and warranties in Clause 19.1 (Status) to Clause 19.4 (Power and authority), Clause 19.14 (Sanctions) and Clause 19.15 (Anti-corruption and anti-bribery laws and regulations) are deemed to be made by each Obligor by reference to the facts and circumstances then existing:

(i)                                     in the case of Clause 19.1 (Status) to Clause 19.4 (Power and authority), on the date of each Utilisation Request and the first day of each Interest Period; and

(ii)                                  in the case of Clause 19.14 (Sanctions) and Clause 19.15 (Anti-corruption and anti-bribery laws and regulations), on the date of each Utilisation Request.

20.                               INFORMATION UNDERTAKINGS

The undertakings in this Clause 20 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

20.1                        Financial statements

(a)                                 ABB and each Borrower shall supply to the Facility Agent (in sufficient copies for all the Lenders, if the Facility Agent so requests) as soon as the same become available, but in any event within 120 days after the end of each of its financial years (in the case of ABB) and within 150 days (in the case of each Borrower), its statutory audited unconsolidated annual financial statements for that financial year (if prepared by such Borrower).

(b)                                 ABB shall supply to the Facility Agent (in sufficient copies for all the Lenders, if the Facility Agent so requests) as soon as the same become available, but in any event before the date falling 120 days after the end of each of its financial years, its audited consolidated annual financial statements.

(c)                                  ABB shall supply to the Facility Agent (in sufficient copies for all the Lenders, if the Facility Agent so requests) as soon as the same become available, but in any event within 45 days after the end of each quarter of each of its financial years (except the fourth quarter) its unaudited consolidated financial statements for that quarter and the year-to-date period then ended.

20.2                        Requirements as to financial statements

Each Borrower shall procure that each set of financial statements delivered by it pursuant to Clause 20.1 (Financial statements) is prepared using GAAP.

20.3                        Information: miscellaneous

ABB shall supply to the Facility Agent (in sufficient copies for all the Lenders, if the Facility Agent so requests):

(a)                            all documents dispatched by it to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched;

(b)                            promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are commenced against one or more Group Companies and which could reasonably be expected to have a Material Adverse Effect; and

(c)                             promptly, such further information regarding the financial condition, business and operations of any Obligor or any other Material Subsidiary as any Finance Party (acting through the Facility Agent) may reasonably request.

20.4                        Notification of default

ABB and each Borrower shall notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

20.5                        Material Subsidiaries

ABB shall supply to the Facility Agent, with each set of financial statements delivered by it pursuant to paragraph (b) of Clause 20.1 (Financial statements), either:

(a)                                 a complete and up to date list of Material Subsidiaries at that time; or

(b)                                 written confirmation that the list of Material Subsidiaries contained in Schedule 8 (Material Subsidiaries) is complete and up to date at that time.

20.6                        Use of Websites

(a)                                 Any Obligor may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the “Website Lenders”) who accept this method of communication by posting this information onto an electronic website designated by ABB and the Facility Agent (the “Designated Website”) if:

(i)                                     the Facility Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)                                  both ABB and the Facility Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)                               the information is in a format previously agreed between ABB and the Facility Agent.

If any Lender (a “Paper Form Lender”) does not agree to the delivery of information electronically then the Facility Agent shall notify ABB accordingly and ABB shall supply the information to the Facility Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event ABB shall supply the Facility Agent with at least one copy in paper form of any information required to be provided by it.

(b)                                 The Facility Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by ABB and the Facility Agent. The Facility Agent shall notify each Website Lender when any document is posted to the Designated Website.

(c)                                  ABB shall promptly upon becoming aware of its occurrence notify the Facility Agent if:

(i)                                     the Designated Website cannot be accessed due to technical failure;

(ii)                                  the password specifications for the Designated Website change;

(iii)                               any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)                              any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)                                 ABB becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If ABB notifies the Facility Agent under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by ABB under this Agreement after the date of that notice shall be supplied in paper form unless and until the Facility Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d)                                 Any Website Lender may request, through the Facility Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. ABB shall comply with any such request within ten Business Days.

20.7                        “Know your customer” checks

(a)                                 If:

(i)                                     the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)                                  any change in the status of an Obligor or the composition of the shareholders of an Obligor after the date of this Agreement; or

(iii)                               a proposed assignment or transfer by a Lender of any of its rights and/or obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges any Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of that Agent or any Lender supply, or procure the supply of (to the extent that the relevant information is not already available to the applicable Agent or Lender), such documentation and other evidence as is reasonably requested by that Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the applicable Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied with the results of all necessary “know your customer” or other checks in relation to any relevant person pursuant to the transactions contemplated in the Finance Documents.

(b)                                 Each Lender shall promptly upon the request of any Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by that Agent (for itself) in order for that Agent to carry out and be satisfied with the results of all necessary “know your customer” or other checks on Lenders or prospective new Lenders pursuant to the transactions contemplated in the Finance Documents.

(c)                                  ABB shall, by not less than 10 Business Days’ prior written notice to the Facility Agent, notify the Facility Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Borrower pursuant to Clause 25 (Changes to the Obligors).

(d)                                 Following the giving of any notice pursuant to paragraph (c) above, if the accession of such Additional Borrower obliges any Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, ABB shall promptly upon the request of that Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by that Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for that Agent or such Lender or any prospective new Lender to carry out and be satisfied with the results of all necessary “know your customer” or other checks in relation to any relevant person pursuant to the accession of such Subsidiary to this Agreement as an Additional Borrower.

21.                               GENERAL UNDERTAKINGS

The undertakings in this Clause 21 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

21.1                        Authorisations

Each Obligor shall promptly:

(a)                                 obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)                                 supply certified copies to the Facility Agent of,

any Authorisation (including, in the case of any Dutch Borrower, any applicable works council advice) required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity and subject to the Reservations enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.

21.2                        Compliance with laws

Each Obligor shall comply in all respects with all laws (including, without limitation, Environmental Law, ERISA and the Dutch Financial Supervision Act (Wet op het financieel toezicht)) to which it may be subject, if failure so to comply would have a Material Adverse Effect.

21.3                        Negative pledge

(a)                                 Neither ABB nor any Borrower shall (and ABB shall procure that no other Group Company will) create or permit to subsist any Security over any of its assets.

(b)                                 Paragraph (a) above does not apply to:

(i)                                     any Security over any bank account in favour of the bank with which such account is held, in each case granted by any Group Company in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(ii)                                  any Security arising by operation of law;

(iii)                               any Security contained in a contract for sale or supply entered into in the ordinary course of trading, where such Security is granted to such seller or, as the case may be, supplier and is limited in recourse to the asset sold or, as the case may be, supplied;

(iv)                              any Security over or affecting any asset acquired by a Group Company after the date of this Agreement if:

(A)                               the Security was not created in contemplation of the acquisition of that asset by a Group Company; and

(B)                               the principal amount secured has not been increased in contemplation of, or since the acquisition of that asset by a Group Company;

(v)                                 any Security over or affecting any asset of a Group Company after the date of this Agreement, where the Security is created prior to the date on which that Company becomes a Group Company, if:

(A)                               the Security was not created in contemplation of the acquisition of that company; and

(B)                               the principal amount secured has not increased in contemplation of or since the acquisition of that company;

(vi)                              any Security provided by one Group Company (not being ABB) to another Group Company;

(vii)                           any Security created in respect of the Securitisations provided that the amounts so secured do not at any time exceed USD 1,500,000,000 (or its equivalent in another currency or currencies);

(viii)                        any Security over the assets of a Project Company, any shareholder loan made to a Project Company or the shares in a Project Company where such Security was created for the purpose of securing Indebtedness incurred to acquire and/or develop the assets of such Project Company and where such Indebtedness constitutes Project Finance Indebtedness of such Project Company;

(ix)                              any Security securing Indebtedness incurred by a Group Company to refinance Indebtedness secured by Security of the type referred to in paragraphs (iv) or (v) above where such first-mentioned Security is over the same asset and is of the same type as such second-mentioned Security and the conditions referred to in paragraph (iv) or, as the case may be, (v) above continue to be satisfied, mutatis mutandis; and

(x)                                 any Security not falling within any of paragraphs (i) to (ix) above inclusive in respect of assets having an aggregate value not exceeding 10 per cent. of the aggregate value of the gross assets of the Group (as set out in ABB’s most recently published annual audited consolidated financial statements).

21.4                        Claims Pari Passu

ABB shall ensure that at all times the claims of the Finance Parties against each Obligor under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except for obligations mandatorily preferred by law applying to companies generally.

21.5                        Merger

No Obligor shall enter into any amalgamation, demerger, merger or corporate reconstruction save where the Facility Agent is satisfied, acting reasonably, that the relevant Obligor’s obligations under the Finance Documents will continue to be the legal, valid, binding and (subject to the Reservations) enforceable obligations of the surviving entity.

21.6                        Insurance

Each Obligor shall (and ABB shall ensure that each Group Company will) maintain insurances on and in relation to its business and assets with reputable underwriters or insurance companies against those risks and to the extent as is usual for companies carrying on the same or substantially similar business in the relevant jurisdiction and taking into account the availability of insurance generally.

21.7                        Restriction on Subsidiary Debt

ABB shall ensure that the aggregate amount of Total Gross Debt other than:

(a)                                 Project Finance Indebtedness;

(b)                                 Indebtedness owed by one Group Company to another Group Company;

(c)                                  amounts borrowed by a finance company which is a Group Company and which are on-lent, and remain on-lent, to an Obligor;

(d)                                 amounts borrowed by a Group Company from a bank to which cash-collateral (in a substantially equivalent amount) has been granted by a Group Company in respect of the relevant Group Company’s obligation to repay such amounts;

(e)                                  Indebtedness relating to any leases that are not required to be treated as finance leases under US GAAP as at the date hereof;

(f)                                   any amounts borrowed by a Group Company which constitute Total Gross Debt to the extent such amounts are borrowed for the purposes of refinancing other borrowings constituting Total Gross Debt so long as amounts so borrowed are promptly applied in such manner; and

(g)                                  Indebtedness in respect of bonds, commercial paper and/or other debt instruments issued by Group Companies that are Capital Markets Issuers,

of Group Companies which are not Obligors shall not exceed the greater of: (i) $2,500,000,000; and (ii) 7.5 per cent. of the total assets of the Group (as reflected in the most recent audited consolidated annual financial statements delivered by ABB under paragraph (b) of Clause 20.1 (Financial statements)).

In this Clause 21.7 “Total Gross Debt” means the aggregate of short-term debt (including current maturities of long-term debt) and long-term debt as reflected in the most recent unaudited quarterly consolidated financial statements or audited consolidated annual financial statements delivered by ABB under paragraph (b) or (c) of Clause 20.1 (Financial statements).

21.8                        Change of business

ABB shall procure that no change is made to the businesses of the Group which would result in the core businesses of the Group, taken as a whole, being other than the businesses of power and automation technology.

21.9                        Economic Sanctions

No Borrower shall lend, invest, contribute or otherwise make available the proceeds of any Advance in a manner that would violate the Economic Sanctions Laws.

22.                               EVENTS OF DEFAULT

Each of the events or circumstances set out in Clauses 22.1 (Non-payment) to 22.9 (Cessation of business) inclusive is an Event of Default.

22.1                        Non-payment

Any sum due from an Obligor or the Obligors under this Agreement is not paid at the time, at the place at, and in the currency in which, it is expressed to be payable unless payment is made within 3 Business Days of its due date and the failure to pay is due solely to administrative error or technical delays in the transmission of funds.

22.2                        Other obligations

An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 22.1 (Non-payment)) and, if the failure to comply is capable of remedy, it is not remedied within 30 days of the Facility Agent giving notice to ABB of the failure to comply.

22.3                        Misrepresentation

Any representation or statement made or deemed (by virtue of Clause 19.16 (Repetition)) to be made by ABB or any Borrower in this Agreement (other than a representation or statement made or deemed to be made pursuant to Clause 19.14 (Sanctions) or Clause 19.15 (Anti-corruption and anti-bribery laws and regulations)) is or proves to have been incorrect or misleading in any respect when made or deemed to be made and, where the circumstances making such representation or statement incorrect or misleading are capable of being altered so that such representation or statement is correct, such circumstances are not so altered within 30 days of the Facility Agent giving notice to ABB of such representation or statement being incorrect.

22.4                        Cross default

(a)                                 Any Indebtedness of all or any of the Group Companies is not paid when due nor within any originally applicable grace period.

(b)                                 Any Indebtedness of all or any of the Group Companies has (i) become capable of being declared and is declared to be or (ii) otherwise becomes due and payable, in any case, prior to its specified maturity as a result of a default or an event of default (however described).

(c)                                  Any commitment for any Indebtedness of all or any of the Group Companies is cancelled or suspended by a creditor of all or any of the Group Companies as a result of a default or an event of default (however described).

(d)                                 Any creditor of all or any of the Group Companies becomes entitled to declare any Indebtedness of all or any of the Group Companies due and payable prior to its specified maturity as a result of a default or an event of default (however described).

(e)                                  No Event of Default will occur under this Clause 22.4 if (1) the Indebtedness falling within paragraphs (a) to (d) is Project Finance Indebtedness, intraGroup Indebtedness or Indebtedness under a Finance Document or (2) the aggregate amount of Indebtedness or commitment for Indebtedness falling within paragraphs (a) to (d) (excluding any described in (1) above) above is less than $100,000,000.

22.5                        Insolvency

(a)                                 Any Obligor or any Material Subsidiary is unable or admits in writing an inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(b)                                 A moratorium is declared in respect of any indebtedness of any Obligor or any Material Subsidiary.

22.6                        Insolvency proceedings

Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)                                 the suspension of payments, a moratorium of any indebtedness, dissolution or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor or any Material Subsidiary other than a solvent liquidation or reorganisation of any Material Subsidiary (other than a Borrower) or to the extent permitted by Clause 21.5 (Merger);

(b)                                 a composition, assignment or arrangement with any creditor of any Obligor or any Material Subsidiary (other than on a solvent basis to the extent permitted by Clause 21.5 (Merger));

(c)                                  the appointment of a liquidator (other than in respect of (i) a winding up petition which is frivolous or vexatious and which is, in any event, discharged within 30 days of its presentation or (ii) a solvent liquidation of any Material Subsidiary (other than a Borrower) or (iii) to the extent permitted by Clause 21.5 (Merger)), receiver, administrator, trustee in bankruptcy, administrative receiver, compulsory manager or other similar officer in respect of any Obligor or any Material Subsidiary or any of its assets (having an aggregate value of at least $100,000,000); or

(d)                                 enforcement of any Security over any assets (having an aggregate value of at least $100,000,000) of any Material Subsidiary or Obligor by reason of a default or event of default (howsoever described) occurring under the relevant agreement relating to the Indebtedness secured by such Security, or any analogous procedure or step is taken in any jurisdiction.

22.7                        Repudiation

An Obligor repudiates a Finance Document or evidences in writing an intention to repudiate a Finance Document.

22.8                        Unlawfulness

Subject to Clause 8.2 (Borrower Illegality), it is or becomes unlawful for an Obligor to perform any of its material obligations under the Finance Documents.

22.9                        Cessation of business

The Group, taken as a whole, ceases or threatens to cease to do business.

22.10                 Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Facility Agent may, and shall if so directed by the Majority Lenders, by notice to ABB:

(a)                                 cancel the Total Commitments whereupon they shall immediately be cancelled;

(b)                                 declare that all or part of the Advances, together with accrued interest, and all other amounts accrued under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(c)                                  declare that all or part of the Advances be payable on demand, whereupon they shall immediately become payable on demand by the Facility Agent on the instructions of the Majority Lenders.

22.11                 Clean-Up Period

Notwithstanding any other provision of any Finance Document, if during a Clean-Up Period any event or circumstance exists which but for this Clause 22.11 would constitute a Default, such event or circumstance will not constitute a Default (including for the purposes of Clause 4.2 (Further conditions precedent)) during such Clean-Up Period if:

(a)                                 it relates exclusively to, or arises solely as a result of matters relating to the person(s) acquired pursuant to the relevant Acquisition (or to any Subsidiary(ies) of such person(s)) or to any obligations to procure or ensure in relation to such person(s) (or in relation to any Subsidiary(ies) of such person(s));

(b)                                 it is capable of remedy and reasonable steps are promptly taken to remedy it;

(c)                                  the circumstances giving rise to it (other than the Acquisition itself) have not been procured by or approved by any Obligor; and

(d)                                 it is not reasonably likely to have a Material Adverse Effect.

If such event or circumstance is continuing on or after the expiry of such Clean-Up Period then, with effect from such date, there shall be an Event of Default or, as the case may be, Default notwithstanding the above (and without prejudice to the rights and remedies of the Finance Parties).

SECTION 8
CHANGES TO PARTIES

23.                               CHANGES TO THE LENDERS

23.1                        Assignments and transfers by the Lenders

Subject to this Clause 23, a Lender (the “Existing Lender”) may:

(a)                                 assign any of its rights; or

(b)                                 transfer by novation any of its rights and obligations,

to another bank (the “New Lender”).

23.2                        Conditions of assignment or transfer

(a)                                 The consent of ABB is required for an assignment or transfer by a Lender, unless the assignment or transfer is to another Lender or an Affiliate of a Lender that is a bank or unless an Event of Default has occurred and is continuing.

(b)                                 The consent of ABB to an assignment or transfer must not be unreasonably withheld or delayed. ABB will be deemed to have given its consent 10 Business Days after the Lender has requested it unless consent is expressly refused by ABB within that time.

(c)                                  An assignment or transfer shall be in respect of a Commitment or a Swingline Commitment of at least $10,000,000 or, if less, the whole of the Commitment or Swingline Commitment of the relevant assignor or transferor (provided that any such assignment or transfer shall be in respect of a Commitment or Swingline Commitment at least equal to €50,000 (calculated at the then prevailing exchange rate)).

(d)                                 An assignment or transfer by a Swingline Lender of any of its Swingline Commitments shall only be made if there is a simultaneous assignment or transfer of an equal amount of its Commitment (or the Commitment of its Revolving Facility Affiliate). This paragraph shall not apply to a transfer of any Swingline Commitment to a Lender or an Affiliate of a Lender provided that no Swingline Commitment of a Lender may exceed the Commitment of that Lender or its Revolving Facility Affiliate.

(e)                                  An assignment or transfer by a Lender which is a Swingline Lender or the Revolving Facility Affiliate of a Swingline Lender of any of its Commitment shall only be effective if after such assignment or transfer, the Commitment of that Lender is at least equal to each of the Swingline Commitments of that Lender or its Swingline Affiliate.

(f)                                   An assignment will only be effective on: (i) receipt by the Facility Agent of written confirmation from the New Lender (in form and substance satisfactory to the Facility Agent) that the New Lender will assume the same obligations to the other Finance Parties and the Obligors as it would have been under if it was an Original Lender; and (ii) performance by the Facility Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Facility Agent shall promptly notify to the Existing Lender and the New Lender.

(g)                                  A transfer will only be effective if the procedure set out in Clause 23.5 (Procedure for transfer) is complied with.

(h)                                 If:

(i)                                     a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)                                  as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged, or at such date it is reasonably foreseeable that an Obligor would be obliged, to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 9.5 (Minimum Interest), Clause 13 (Tax Gross Up and Indemnities) or Clause 14.1 (Increased costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

(i)                                     Each New Lender, by executing the relevant Transfer Certificate, confirms, for the avoidance of doubt:

(i)                                     that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender; and

(ii)                                  that it agrees to and is bound by any extension to the Termination Date in respect of the Commitments being transferred to which the Existing Lender has given its consent in accordance with Clause 2.3 (Extension Option).

23.3                        Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Facility Agent (for its own account) a fee of $2,000.

23.4                        Limitation of responsibility of Existing Lenders

(a)                                 Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)                                     the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)                                  the financial condition of ABB or any Borrower;

(iii)                               the performance and observance by ABB or any Borrower of its obligations under the Finance Documents or any other documents; or

(iv)                              the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)                                 Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)                                     has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of ABB and each Borrower and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)                                  will continue to make its own independent appraisal of the creditworthiness of ABB and each Borrower and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)                                  Nothing in any Finance Document obliges an Existing Lender to:

(i)                                     accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 23; or

(ii)                                  support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by ABB or any Borrower of its obligations under the Finance Documents or otherwise.

23.5                        Procedure for transfer

(a)                                 Subject to the conditions set out in Clause 23.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (b) below when the Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Facility Agent shall, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)                                 The Facility Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender upon its completion of all “know your customer” or other checks relating to any person that it is required to carry out in relation to the transfer to such New Lender.

(c)                                  Subject to Clause 23.9 (Pro rata interest settlement), on the Transfer Date:

(i)                                     to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents each of ABB, the Borrowers and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)                                  each of ABB, the Borrowers and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as ABB, that Borrower and the New Lender have assumed and/or acquired the same in place of ABB, that Borrower and the Existing Lender;

(iii)                               the Agents, the Mandated Lead Arrangers, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agents, the Mandated Lead Arrangers and the Existing Lender shall each be released from further obligations to each other under this Agreement; and

(iv)                              the New Lender shall become a Party as a “Lender”.

23.6                        Disclosure of information

Any Lender may disclose to:

(a)                                 any of its Affiliates (provided they are made aware of the confidential nature of the relevant information and that it may be price-sensitive); and

(b)                                 any other person:

(i)                                     to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement;

(ii)                                  with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or any Obligor; or

(iii)                               to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation,

any information about ABB, any Borrower, the Group and the Finance Documents as that Lender shall consider appropriate, provided that in relation to paragraphs (b)(i) and (b)(ii) above only, the person to whom the information is to be given has entered into a confidentiality undertaking unless such person is any central bank or supranational bank in which case no confidentiality undertaking will be required.

Notwithstanding any of the provisions of the Finance Documents, the Obligors and the Finance Parties hereby agree that each Party and each employee, representative or other agent of each Party may disclose to any and all persons, without limitation of any kind, the “tax structure” and “tax treatment” (in each case within the meaning of the U.S. Treasury Regulation Section 1.6011-4) of the Facility and any materials of any kind (including opinions or other tax analyses) that are provided to any of the foregoing relating to such tax structure and tax treatment.

23.7                        Copy of Transfer Certificate and Increase Confirmation to ABB

The Facility Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Increase Confirmation, send to ABB a copy of that Transfer Certificate or Increase Confirmation.

23.8                        Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 23, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender to a federal reserve or central bank except that no such charge, assignment or Security shall:

(a)                                 release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or other Security for the Lender as a party to any of the Finance Documents; or

(b)                                 require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

23.9                        Pro rata interest settlement

If the Facility Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 23.5 (Procedure for transfer) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(a)                                 any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (“Accrued Amounts”) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period

(or, if the Interest Period is longer than six Months, on the next of the dates which falls at six Monthly intervals after the first day of that Interest Period); and

(b)                                 the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:

(i)                                     when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and

(ii)                                  the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 23.9, have been payable to it on that date, but after deduction of the Accrued Amounts.

24.                               CONFIDENTIALITY OF FUNDING RATES AND REFERENCE BANK QUOTATIONS

24.1                        Confidentiality and disclosure

(a)                                 The Facility Agent and each Obligor agree to keep each Funding Rate (and, in the case of the Facility Agent, each Reference Bank Quotation) confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b), (c) and (d) below.

(b)                                 The Facility Agent may disclose:

(i)                                     any Funding Rate (but not, for the avoidance of doubt, any Reference Bank Quotation) to ABB and the relevant Borrower pursuant to Clause 9.4 (Notification of rates of interest); and

(ii)                                  any Funding Rate or any Reference Bank Quotation to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Facility Agent and the relevant Lender or Reference Bank, as the case may be.

(c)                                  The Facility Agent may disclose any Funding Rate or any Reference Bank Quotation, and each Obligor may disclose any Funding Rate, to:

(i)                                     any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate or Reference Bank Quotation is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that it may be price- sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or Reference Bank

Quotation or is otherwise bound by requirements of confidentiality in relation to it;

(ii)                                  any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Facility Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances;

(iii)                               any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Facility Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and

(iv)                              any person with the consent of the relevant Lender or Reference Bank, as the case may be.

(d)                                 The Facility Agent’s obligations in this Clause 24 relating to Reference Bank Quotations are without prejudice to its obligations to make notifications under Clause 9.4 (Notification of rates of interest) provided that (other than pursuant to paragraph (b)(i) above) the Facility Agent shall not include the details of any individual Reference Bank Quotation as part of any such notification.

24.2                        Other obligations

(a)                                 The Facility Agent and each Obligor acknowledge that each Funding Rate (and, in the case of the Facility Agent, each Reference Bank Quotation) is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Facility Agent and each Obligor undertake not to use any Funding Rate or, in the case of the Facility Agent, any Reference Bank Quotation for any unlawful purpose.

(b)                                 The Facility Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender or Reference Bank, as the case may be:

(i)                                     of the circumstances of any disclosure made pursuant to paragraph (c)(ii) of Clause 24.1 (Confidentiality and disclosure) above except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii)                                  upon becoming aware that any information has been disclosed in breach of this Clause 24.

25.                               CHANGES TO THE OBLIGORS

25.1                        Assignments and transfer by Obligors

Neither ABB nor any Borrower may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

25.2                        Additional Borrowers

(a)                                 Subject to compliance with paragraphs (c) and (d) of Clause 20.7 (“Know your customer” checks), ABB may request by written notice that any of its wholly owned Subsidiaries becomes an Additional Borrower. That Subsidiary shall become an Additional Borrower if:

(i)                                     that Subsidiary is incorporated in an Agreed Jurisdiction or all the Lenders approve the addition of that Subsidiary;

(ii)                                  ABB delivers to the Facility Agent a duly completed and executed Borrower Accession Letter;

(iii)                               ABB confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and

(iv)                              the Facility Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent) in relation to that Additional Borrower, each in form and substance reasonably satisfactory to the Facility Agent.

(b)                                 The Facility Agent shall notify ABB and the Lenders promptly upon receiving (in form and substance reasonably satisfactory to it) all the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent).

(c)                                  Delivery of a Borrower Accession Letter constitutes confirmation by th relevant Subsidiary that the representations and warranties in Clause 19.5 (Validity and admissibility in evidence) and the representations and warranties deemed to be repeated pursuant to Clause 19.16 (Repetition) are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

25.3                        Resignation of a Borrower

(a)                                 ABB may request that a Borrower ceases to be a Borrower by delivering to the Facility Agent a Resignation Letter.

(b)                                 The Facility Agent shall accept a Resignation Letter and notify ABB and the Lenders of its acceptance if:

(i)                                     no Default would result from the acceptance of the Resignation Letter (and ABB has confirmed this to be the case); and

(ii)                                  the relevant Borrower is under no actual or contingent obligations under any Finance Documents,

whereupon that company shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents.

25.4                        Repetition of Representation

Delivery of a Borrower Accession Letter constitutes confirmation by the relevant Subsidiary that the representations and warranties in Clause 19.5 (Validity and admissibility in evidence) and the representations and warranties deemed to be repeated pursuant to Clause 19.16 (Repetition) are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

SECTION 9
THE FINANCE PARTIES

26.                               ROLE OF THE AGENTS AND THE MANDATED LEAD ARRANGERS

26.1                        Appointment of the Agents

(a)                                 Each of the Mandated Lead Arrangers and the Lenders appoints each Agent to act as its agent under and in connection with the Finance Documents.

(b)                                 Each of the Mandated Lead Arrangers and the Lenders authorises each Agent to exercise the rights, powers, authorities and discretions specifically given to such Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

(c)                                  The Facility Agent and the Euro Swingline Agent shall, unless ABB agrees otherwise, act out of an office in London.

(d)                                 The Dollar Swingline Agent shall, unless ABB agrees otherwise, act out of an office in New York.

26.2                        Duties of the Agents

(a)                                 Subject to paragraph (b) below, each Agent shall promptly forward to a Party the original or a copy of any document which is delivered to that Agent for that Party by any other Party.

(b)                                 Without prejudice to Clause 23.7 (Copy of Transfer Certificate and Increase Confirmation to ABB), paragraph (a) above shall not apply to any Transfer Certificate or Increase Confirmation.

(c)                                  Except where a Finance Document specifically provides otherwise, an Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(d)                                 If the Facility Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Lenders.

(e)                                  If an Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than an Agent or a Mandated Lead Arranger) under this Agreement it shall promptly notify the other Finance Parties.

(f)                                   The Facility Agent shall promptly notify:

(i)                                     the Lenders of any Default arising under Clause 22.1 (Non-payment); and

(ii)                                  each Swingline Agent of:

(A)                               any assignments or transfers by a Lender pursuant to Clause 23 (Changes to the Lenders); and

(B)                               any changes to the Obligors pursuant to Clause 25 (Changes to the Obligors).

(g)                                  The Facility Agent shall provide to ABB within 5 Business Days of a request by ABB (made no more frequently than once per calendar month), a list (which may be in electronic form) setting out the names of the Lenders as at the date such list is provided and their respective Commitments and Swingline Commitments, and the name of the credit contact at each Lender with access to the Debtdomain site in respect of the Facility.

(h)                                 Each Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

26.3                        Role of the Mandated Lead Arrangers

Except as specifically provided in the Finance Documents, the Mandated Lead Arrangers have no obligations of any kind to any other Party under or in connection with any Finance Document.

26.4                        No fiduciary duties

(a)                                 Nothing in this Agreement constitutes an Agent or a Mandated Lead Arranger as a trustee or fiduciary of any other person.

(b)                                 No Agent nor any Mandated Lead Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

26.5                        Business with the Group

Each Agent and each Mandated Lead Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any of the Group Companies.

26.6                        Rights and discretions of the Agents

(a)                                 Each Agent may rely on:

(i)                                     any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(ii)                                  any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)                                 Each Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)                                     no Default has occurred (unless it has actual knowledge of a Default arising under Clause 22.1 (Non-payment)); and

(ii)                                  any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised.

(c)                                  Each Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)                                 The Facility Agent may disclose the identity of a Defaulting Lender to the other Finance Parties and ABB and shall disclose the same upon the written request of ABB or the Majority Lenders.

(e)                                  Each Agent may act in relation to the Finance Documents through its personnel and agents.

(f)                                   Each Agent may disclose to any other Party any information it reasonably believes it has received as an Agent under this Agreement.

(g)                                  Notwithstanding any other provision of any Finance Document to the contrary, no Agent or Mandated Lead Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of law or regulation or a breach of a fiduciary duty or duty of confidentiality.

26.7                        Majority Lenders’ instructions

(a)                                 Unless a contrary indication appears in a Finance Document, each Agent shall (a) act in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from acting or exercising any right, power, authority or discretion vested in it as Agent) and (b) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with such an instruction of the Majority Lenders.

(b)                                 Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties.

(c)                                  Each Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(d)                                 In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) each Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(e)                                  No Agent is authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.

26.8                        Responsibility for documentation

No Agent nor any Mandated Lead Arranger:

(a)                                 is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by an Agent, a Mandated Lead Arranger, ABB, any Borrower or any other person given in or in connection with any Finance Document or the Information Package;

(b)                                 is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document; or

(c)                                  is responsible for any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

26.9                        Exclusion of liability

(a)                                 Without limiting paragraph (b) below, no Agent will be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its negligence, wilful default or wilful misconduct.

(b)                                 No Party may take any proceedings against any officer, employee or agent of an Agent in respect of any claim it might have against such Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of such Agent may rely on this Clause.

(c)                                  No Agent will (absent negligence, wilful default or wilful misconduct directly giving rise to such liability) be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by such Agent if that Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by such Agent for that purpose.

(d)                                 Nothing in this Agreement shall oblige the Facility Agent or any Mandated Lead Arranger to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Facility Agent and the Mandated Lead Arrangers that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Facility Agent or the Mandated Lead Arrangers.

26.10                 Lenders’ indemnity to the Agents

The Lenders shall (in proportion to their Commitments or, if the Total Commitments are then zero, to their Commitments immediately prior to their reduction to zero) severally indemnify each Agent, within three Business Days of demand, against any cost, loss or liability incurred by such Agent (otherwise than by reason of such Agent’s negligence or wilful misconduct) in acting as Agent under the Finance Documents (unless such Agent has been reimbursed by ABB or the Borrowers pursuant to a Finance Document).

26.11                 Resignation of an Agent

(a)                                 An Agent may resign and appoint one of its Affiliates as successor by giving notice to the Lenders and ABB provided that such successor shall act (to the extent relevant) out of an office in the following locations (each a “Required Location”):

(i)                                     in the case of the Facility Agent, London or, subject to the consent of ABB (acting reasonably), a location within a Participating Member State;

(ii)                                  in the case of the Dollar Swingline Agent, New York or, subject to the consent of ABB (acting reasonably), another location within the United States; and

(iii)                               in the case of the Euro Swingline Agent, London or, subject to the consent of ABB (acting reasonably), a location within a Participating Member State.

(b)                                 Alternatively an Agent may resign by giving notice to the Lenders and ABB, in which case the Majority Lenders may appoint a successor Agent which will act out of an office in the relevant Required Location.

(c)                                  If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the resigning Agent may appoint a successor Agent which will act out of an office in the relevant Required Location.

(d)                                 A successor Agent may only be appointed with the prior consent of ABB (such consent not to be unreasonably withheld or delayed).

(e)                                  The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(f)                                   Such Agent’s resignation notice shall only take effect upon the appointment of a successor as contemplated in paragraphs (b) and (c) above.

(g)                                  Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 26. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(h)                                 The Facility Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Facility Agent under the Finance Documents, either:

(i)                                     the Facility Agent fails to respond to a request under Clause 13.9 (FATCA Information) and ABB or a Lender reasonably believes that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)                                  the information supplied by the Facility Agent pursuant to Clause 13.9 (FATCA Information) indicates that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)                               the Facility Agent notifies ABB and the Lenders that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) ABB or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Facility Agent were a FATCA Exempt Party, and that Lender, by notice to the Facility Agent, requires it to resign.

26.12                 Replacement of an Agent

(a)                                 After consultation with ABB, the Majority Lenders may, by giving 30 days’ notice to an Agent (or, at any time an Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders) replace that Agent by appointing a successor Agent acting out of an office in the relevant Required Location. A successor Agent may only be appointed with the prior consent of ABB (such consent not to be unreasonably withheld or delayed).

(b)                                 The retiring Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(c)                                  The appointment of a successor Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent. As from that date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 26 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).

(d)                                 Any successor Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

26.13                 Confidentiality

(a)                                 In acting as agent for the Finance Parties, each Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)                                 If information is received by another division or department of an Agent, it may be treated as confidential to that division or department and such Agent shall not be deemed to have notice of it.

(c)                                  Notwithstanding any other provision of any Finance Document to the contrary, no Agent or Mandated Lead Arranger is obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

26.14                 Relationship with the Lenders

(a)                                 Subject to Clause 23.9 (Pro rata interest settlement), each Agent may treat the person shown in its records as Lender at the opening of business (in the place of the relevant Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)                                     entitled to or liable for any payment due under any Finance Document on that day; and

(ii)                                  entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than 5 Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)                                 Any Lender may by notice to the Facility Agent, appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under paragraph (b) of Clause 31.1 (Communications in writing)) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address, department and officer by that Lender for the purposes of Clause 31.2 (Addresses) and paragraph (b) of Clause 31.1 (Communications in writing) and each Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

26.15                 Credit appraisal by the Lenders

Without affecting the responsibility of each Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to each Agent and each Mandated Lead Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)                                 the financial condition, status and nature of each Group Company;

(b)                                 the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(c)                                  whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(d)                                 the adequacy, accuracy and/or completeness of the Information Package and any other information provided by an Agent, any other Party or by any other person under or in connection with any Finance Document, a Mandated Lead Arranger the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

26.16                 Reference Banks

If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Facility Agent shall (in consultation with ABB) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

26.17                 Deduction from amounts payable by an Agent

If any Party owes an amount to an Agent under the Finance Documents, the relevant Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which such Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

27.                               CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

(a)                                 interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)                                 oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)                                  oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

28.                               SHARING AMONG THE LENDERS

28.1                        Payments to Lenders

If a Lender (a “Recovering Lender”) receives or recovers any amount from ABB or a Borrower other than in accordance with Clause 29 (Payment Mechanics) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents then:

(a)                                 the Recovering Lender shall, within 3 Business Days, notify details of the receipt or recovery to the Facility Agent;

(b)                                 the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Lender would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with Clause 29 (Payment Mechanics), without taking account of any Tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and

(c)                                  the Recovering Lender shall, within three Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Lender as its share of any payment to be made, in accordance with Clause 29.6 (Partial payments).

28.2                        Redistribution of payments

The Facility Agent shall treat the Sharing Payment as if it had been paid by ABB or the relevant Borrower (as the case may be) and distribute it between the Finance Parties (other than the Recovering Lender) (the “Sharing Finance Parties”) in accordance with Clause 29.6 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

28.3                        Recovering Lender’s rights

On a distribution by the Facility Agent under Clause 28.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

28.4                        Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Lender becomes repayable and is repaid by that Recovering Lender, then:

(a)                                 each Sharing Finance Party shall, upon request of the Facility Agent, pay to the Facility Agent for the account of that Recovering Lender an amount equal to its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Lender for its proportion of any interest on the Sharing Payment which that Recovering Lender is required to pay) (the “Redistributed Amount”); and

(b)                                 as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

28.5                        Exceptions

(a)                                 This Clause 28 shall not apply to the extent that the Recovering Lender would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against ABB or the relevant Borrower (as the case may be).

(b)                                 A Recovering Lender is not obliged to share with any other Finance Party any amount which the Recovering Lender has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)                                     it notified the other Lenders of the legal or arbitration proceedings; and

(ii)                                  the other Lender had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice or did not take separate legal or arbitration proceedings.

SECTION 10

ADMINISTRATION

29.                               PAYMENT MECHANICS

29.1                        Payments to the Agents

(a)                                 For the purpose of this Clause 29 a reference to the “Relevant Agent” means:

(i)                                     in relation to payments under the Dollar Swingline Facility, the Dollar Swingline Agent;

(ii)                                  in relation to payments under the Euro Swingline Facility, the Euro Swingline Agent; and

(iii)                               for all other payments, the Facility Agent.

(b)                                 On each date on which a Borrower or a Lender is required to make a payment under a Finance Document, such Borrower or, as the case may be, such Lender shall make the same available to the Relevant Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Relevant Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(c)                                  Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to Euro, in a principal financial centre in a Participating Member State or London) with such bank as the Relevant Agent specifies.

29.2                        Distributions by the Agents

Each payment received by an Agent under the Finance Documents for another Party shall, subject to Clause 29.3 (Distributions to the Obligors) and Clause 29.4 (Clawback) be made available by such Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the relevant Agent by not less than 5 Business Days’ notice with a bank in the principal financial centre of the country of that currency (or, in relation to Euro, in the principal financial centre of a Participating Member State or London).

29.3                        Distributions to the Obligors

An Agent may (with the consent of ABB or the relevant Borrower (as the case may be) or in accordance with Clause 30 (Set-Off)) apply any amount received by it for ABB or that Borrower in or towards payment (on the date and in the currency and funds of receipt) of any amount due from ABB or that Borrower (as the case may be) under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

29.4                        Clawback

(a)                                 Where a sum is to be paid to an Agent under the Finance Documents for another Party, such Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its absolute satisfaction that it has actually received that sum (and such Agent shall make such due enquiry as a diligent agent would make in so establishing).

(b)                                 If an Agent pays an amount to another Party and it proves to be the case that such Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by such Agent shall on demand refund the same to such Agent together with interest on that amount from the date of payment to the date of receipt by such Agent, calculated by such Agent to reflect its cost of funds.

(c)                                  In the event that a Lender fails to make its participation in an Advance available to the Relevant Agent (as defined in Clause 29.1 (Payments to the Agents)) in accordance with the terms of this Agreement, such Lender hereby indemnifies the Relevant Agent on demand against all costs, losses and expenses that the Relevant Agent may incur as a result of such failure (including, without limitation, where the Relevant Agent, at its sole option, makes arrangements to make available to the relevant Borrower an amount equal to said participation).

(d)                                 For the purposes of paragraph (c) of this Clause 29.4, if a Lender makes its participation available to the Relevant Agent after 3.00 p.m. (London time) or, in the case of a Dollar Swingline Advance, 3.00 p.m. (New York time) on the due date, such participation shall be deemed to have been made available on the Business Day immediately succeeding the said due date.

29.5                        Impaired Agents

(a)

(i)                                     If, at any time, an Agent becomes an Impaired Agent, an Obligor or a Lender which is required to make a payment under the Finance Documents to that Agent in accordance with Clause 29.1 (Payments to the Agents) may (or shall, in the case of a payment by a Lender if paragraph (ii) below applies) instead pay that amount direct to the required recipient or (except where paragraph (ii) below applies) pay that amount to an interest-bearing account held with an Acceptable Bank in relation to which no Insolvency Event has occurred and is continuing, in the name of the Obligor or the Lender making the payment and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents. In each case such payments must be made on the due date for payment under the Finance Documents.

(ii)                                  This paragraph (ii) applies in relation to a payment by a Lender if ABB has notified that Lender in writing on or before the date falling 3

Business Day prior to the date for payment (or 1 Business Day prior to the date for payment in respect of any Swingline Advance), that the relevant Agent is an Impaired Agent and that this paragraph (ii) applies to such payment.

(b)                                 All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the beneficiaries of that trust account pro rata to their respective entitlements.

(c)                                  A Party which has made a payment in accordance with this Clause 29.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

(d)                                 Promptly upon the appointment of a successor Agent in accordance with Clause 26.11 (Resignation of an Agent) or 26.12 (Replacement of an Agent), each Party which has made a payment to a trust account in accordance with this Clause 29.5 shall give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution in accordance with Clause 29.2 (Distributions by the Agents).

(e)                                  In this Clause 29.5 “Acceptable Bank” means a bank which has a rating for its long-term unsecured and non credit-enhanced debt obligations of A- or higher by Standard & Poor’s Rating Services or A3 or higher by Moody’s Investor Services Limited.

(f)                                   Each Agent shall notify ABB, the other Agents and the Lenders promptly after becoming an Impaired Agent.

29.6                        Partial payments

(a)                                 If an Agent receives a payment that is insufficient to discharge all the amounts then due and payable by ABB or the Borrowers under the Finance Documents, such Agent shall apply that payment towards the obligations of the Obligors under the Finance Documents in the following order:

(i)                                     first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agents under the Finance Documents;

(ii)                                  secondly, in or towards payment pro rata of any accrued interest or commission due but unpaid under this Agreement;

(iii)                               thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(iv)                              fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)                                 The Facility Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

(c)                                  Paragraphs (a) and (b) above will override any appropriation made by ABB or any Borrower.

29.7                        No set-off by Obligors

All payments to be made by ABB or the Borrowers under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) setoff or counterclaim.

29.8                        Business Days

(a)                                 Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)                                 During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal at the rate payable on the original due date.

29.9                        Currency of account

(a)                                 Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from ABB or the Borrowers under any Finance Document.

(b)                                 A repayment of an Advance or Unpaid Sum or a part of an Advance or Unpaid Sum shall be made in the currency in which that Advance or Unpaid Sum is denominated on its due date.

(c)                                  Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

(d)                                 Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)                                  Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

29.10                 Change of currency

(a)                                 Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)                                     any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Facility Agent (after consultation with ABB); and

(ii)                                  any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent (acting reasonably).

(b)                                 If a change in any currency of a country occurs, this Agreement will, to the extent the Facility Agent (acting reasonably and after consultation with ABB) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

30.                               SET-OFF

Without prejudice to the rights at law of each Finance Party, while an Event of Default is continuing, a Finance Party may set off any matured obligation due from ABB or the Borrowers under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to ABB or the Borrowers, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

31.                          NOTICES

31.1                   Communications in writing

(a)                                 Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

(b)                                 With the consent of the relevant Lender, the Agents may serve notices and other information on a Lender by way of electronic mail.

31.2                        Addresses

(a)                                 The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(i)                                     in the case of the Original Obligors, that identified in Part IV (The Original Obligors) of Schedule 1, with a copy to ABB;

(ii)                                  in the case of ABB, that identified in Part IV (The Original Obligors) of Schedule 1;

(iii)                               in the case of an Additional Borrower, that identified in the Borrower Accession Letter relating to that Additional Borrower, with a copy to ABB;

(iv)                              in the case of each Lender, that notified in writing to the Facility Agent on or prior to the date on which it becomes a Party; and

(v)                                 in the case of an Agent, that identified in paragraph (b) below,

or any substitute address, fax number or department or officer as the Party may notify to the Facility Agent (or the Facility Agent may notify to the other Parties, if a change is made by the Facility Agent) by not less than 5 Business Days’ notice.

(b)

(i)                                     the Facility Agent:

Citibank International plc

EMEA Loans Agency

5th Floor Citigroup Centre

Mail drop CGC2 05-65

25 Canada Square

London E14 5LB

United Kingdom

Fax: +44 (0) 20 7492 3980 / +44 (0) 20 7492 3980

(ii)                                  the Dollar Swingline Agent:

Citibank, N.A.

Global Loans

1615 Brett Road, Ops III

New Castle, DE 19720

GLAgentOfficeOps@citi.com

Fax: +1 212 994 0961

(iii)                               the Euro Swingline Agent:

Citibank International plc

EMEA Loans Agency

5th Floor Citigroup Centre

Mail drop CGC2 05-65

25 Canada Square

London E14 5LB

United Kingdom

31.3                        Delivery

(a)                                 Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)                                     if by way of fax, when received in legible form; or

(ii)                                  if by way of letter, when it has been left at the relevant address or 5 (in the case of domestic mail) or 10 (in the case of air mail) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address; or

(iii)                               if by way of electronic mail, when received.

and, if a particular department or officer is specified as part of its address details provided under Clause 31.2 (Addresses), if addressed to that department or officer, provided that if receipt is on a day that is not a working day in the country of receipt or is at a time outside normal business hours, such communication shall be effective on the next succeeding working day.

(b)                                 Any communication or document to be made or delivered to an Agent will be effective only when actually received by such Agent and then only if it is expressly marked for the attention of the department or officer identified in Clause 31.2 (Addresses) (or any substitute department or officer as the relevant Agent shall specify for this purpose).

(c)                                  All notices from or to an Obligor shall be sent through the Facility Agent.

31.4                        Notification of address and fax number

Promptly upon changing its address or fax number, each Agent shall notify the other Parties.

31.5                        Electronic communication

(a)                                 Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication and if those two Parties:

(i)                                     notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(ii)                                  notify each other of any change to their address or any other such information supplied by them by not less than five Business Days’ notice.

(b)                                 Any electronic communication made between those two Parties will be effective only when actually received during a Business Day in readable form and in the case of any electronic communication made by a Party to an Agent only if it is addressed in such a manner as such Agent shall specify for this purpose.

(c)                                  Any electronic communication which becomes effective, in accordance with paragraph (b) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following Business Day.

31.6                        Communication when an Agent is an Impaired Agent

If an Agent is an Impaired Agent the Parties may, instead of communicating with each other through that Agent, communicate with each other directly and (while that Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by that Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Agent has been appointed.

31.7                        English language

(a)                                 Any notice given under or in connection with any Finance Document must be in English.

(b)                                 All other documents provided under or in connection with any Finance Document must be:

(i)                                     in English; or

(ii)                                  if not in English, and if so required by the Facility Agent, accompanied by a certified English translation.

32.                                    CALCULATION AND CERTIFICATES

32.1                             Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

32.2                        Certificates and Determinations

Except where otherwise indicated, any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

32.3                        Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

33.                               PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

34.                               REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

35.                               AMENDMENTS AND WAIVERS

35.1                        Required consents

(a)                                 Subject to Clause 35.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and ABB and any such amendment or waiver will be binding on all Parties.

(b)                                 The Facility Agent may effect (and is hereby so authorised by each Finance Party), on behalf of any Finance Party, any amendment or waiver permitted by this Clause.

35.2                        Exceptions

(a)                                 An amendment or waiver that has the effect of changing or which relates to:

(i)                                     the definition of “Majority Lenders” in Clause 1.1 (Definitions);

(ii)                                  an extension to the date of payment of any amount under the Finance Documents;

(iii)                               a reduction in the Margin or the amount of any payment of principal, interest, fees or commission payable;

(iv)                              an increase in any Commitment or Swingline Commitment other than an increase made in accordance with Clause 2.2 (Increase of Commitments);

(v)                                 any provision which expressly requires the consent of all the Lenders;

(vi)                              Clause 2.4 (Lenders’ rights and obligations), Clause 4.2 (Further conditions precedent), Clause 23 (Changes to the Lenders), Clause 25 (Changes to the Obligors), Clause 28 (Sharing among the Lenders) or this Clause 35;

(vii)                           the nature or scope of the guarantee and indemnity granted under Clause 18 (Guarantee and Indemnity); or

(viii)                        any change to the Obligors other than in accordance with Clause 25 (Changes to the Obligors),

shall not be made without the prior consent of all the Lenders.

(b)                                 An amendment or waiver which relates to the rights or obligations of any Agent or any Mandated Lead Arranger (in their capacity as such) may not be effected without the consent of such Agent or such Mandated Lead Arranger.

35.3                        Restricted Lenders

In relation to each Lender that notifies the Facility Agent to this effect (each a “Restricted Lender”), Clause 8.4 (Mandatory Prepayment on Sanctions Misrepresentation) and/or Clause 19.14 (Sanctions) and/or Clause 21.9 (Economic Sanctions) (together, the “Sanctions Provisions”) shall only apply or, as applicable, be given for the benefit of that Restricted Lender to the extent that it would not result in (i) any violation of, conflict with or liability under EU Regulation (EC) 2271/96 or (ii) a violation or conflict with section 7 foreign trade rules (AWV) (Außenwirtschaftsverordnung) (in connection with section 4 paragraph 1 a no. 3 foreign trade law (AWG) (Außenwirtschaftsgesetz)) or a similar anti-boycott statute. In connection with any amendment, waiver, determination or direction relating to any part of a Sanctions Provision of which a Restricted Lender does not have the benefit, the Commitments of that Restricted Lender will be excluded for the purpose of determining whether the consent of the Majority Lenders has been obtained or whether the determination or direction by the Majority Lenders has been made.

35.4                        Disenfranchisement of Defaulting Lenders

(a)                                 For so long as a Defaulting Lender has any Commitment, in ascertaining the Majority Lenders or whether any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents:

(i)                                     that Defaulting Lender’s Commitments will be reduced by the amount of its Available Commitments; and

(ii)                                  that Defaulting Lender’s Commitments will be ignored if that Defaulting Lender fails to respond to a request for a waiver or amendment within the time period specified by ABB and (unless it is an Impaired Agent) the Facility Agent.

(b)                                 For the purposes of this Clause 35.4, the Facility Agent may assume that the following Lenders are Defaulting Lenders:

(i)                                     any Lender which has notified the Facility Agent that it has become a Defaulting Lender (and each Lender shall notify the Facility Agent and ABB promptly after becoming a Defaulting Lender);

(ii)                                  any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b) or (c) of the definition of “Defaulting Lender” has occurred, unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Facility Agent) or the Facility Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

35.5                        Replacement of a Defaulting Lender

(a)                                 ABB may, at any time a Lender has become and continues to be a Defaulting Lender, by giving 5 Business Days’ prior written notice to the Facility Agent and such Lender:

(i)                                     replace such Lender and any Revolving Facility Affiliate or Swingline Affiliate of that Lender by requiring such Lender and any such Revolving Facility Affiliate or Swingline Affiliate to (and to the extent permitted by law that Lender or Revolving Facility Affiliate or Swingline Affiliate shall) transfer pursuant to Clause 23 (Changes to the Lenders) all (and, save to the extent provided for in this Clause, not part only) of its rights and obligations under this Agreement (including in respect of any Separate Advances); or

(ii)                                  require such Lender and/or its Revolving Facility Affiliate or Swingline Affiliate to (and to the extent permitted by law such Lender or Revolving Facility Affiliate of Swingline Affiliate shall) transfer pursuant to Clause 23 (Changes to the Lenders) all (and, save to the extent provided for in this Clause, not part only) of the undrawn Commitment and/or Swingline Commitment of such Lender and/or its Revolving Facility Affiliate or Swingline Affiliate,

to a Lender or other bank (a “Replacement Lender”) selected by ABB, and which confirms its willingness to assume and does assume all the obligations or all the relevant obligations of the transferring Lender, Revolving Facility Affiliate or Swingline Affiliate (including the assumption of participations or unfunded participations (as the case may be) of the transferor on the same basis as the transferor) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Lender’s or Revolving Facility Affiliate’s or Swingline Affiliate’s participation in the outstanding Advances and all accrued interest (to the extent that the Facility Agent has not given a notification under Clause 23.9 (Pro rata interest settlement), Break Costs and other amounts payable in relation thereto under the Finance Documents. Where a Lender to be replaced pursuant to this paragraph is a Swingline Lender that is the Swingline Affiliate of another Lender, the rights and obligations required to be transferred pursuant to this Clause by that other Lender in its capacity as the Revolving Facility Affiliate of that Swingline Lender may, at the option of ABB, be limited to those necessary for the Commitments of the replacement Lender (or its Affiliate) to be at least equal to each of the Swingline Commitments to be transferred to such replacement Lender pursuant to this Clause.

(b)                                 Any transfer of rights and obligations of a Lender pursuant to this Clause shall be subject to the following conditions:

(i)                                     ABB shall have no right to replace an Agent;

(ii)                                  no Agent nor the Defaulting Lender nor any other Finance Party shall have any obligation to find a Replacement Lender;

(iii)                               the transfer must take place no later than 20 days after the notice referred to in paragraph (a) above; and

(iv)                              in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents.

36.                               COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

SECTION 11
GOVERNING LAW AND ENFORCEMENT

37.                                    GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

38.                                    ENFORCEMENT

38.1                             Jurisdiction

(a)                                 The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligations arising out of or in connection with this Agreement) (a “Dispute”).

(b)                                 The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)                                  This Clause 38 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute (“Proceedings”) in any other courts with jurisdiction.

(d)                                 If ABB Finance B.V. is represented by an attorney or attorneys in connection with the signing and/or execution and/or delivery of this Agreement or any agreement or document referred to herein or made pursuant hereto and the relevant power or powers of attorney is or are expressed to be governed by the laws of a particular jurisdiction, it is hereby expressly acknowledged and accepted by the other parties hereto that such laws shall govern the existence and extent of such attorney’s or attorneys’ authority and the effects of the exercise thereof.

(e)                                  ABB and each Borrower incorporated in a jurisdiction other than England and Wales agree that the documents which start any Proceedings in England and any other documents required to be served in relation to those Proceedings may be served on ABB Limited, at Daresbury Park, Daresbury, Warrington WA4 4BT, Cheshire, United Kingdom or, if different, its registered office, with a copy to ABB. If the appointment of the person mentioned in this paragraph (e) ceases to be effective, ABB and each Borrower shall immediately appoint another person in England to accept service of process on its behalf in England. If ABB or any Borrower fails to do so (and such failure continues for a period of not less than fourteen days), the Facility Agent shall be entitled to appoint such a person by notice to ABB or the relevant Borrower (as the case may be). Nothing contained herein shall restrict the right to serve process in any other manner allowed by law.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

PART I
THE ORIGINAL LENDERS

Name	Commitment ($)

Australia and New Zealand Banking Group Limited	74,074,074
Bank of America Merrill Lynch International Limited	74,074,074
Bank of China Limited, London Branch	74,074,074
Barclays Bank PLC	74,074,074
BNP Paribas (Suisse) SA	74,074,074
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	74,074,074
Citibank, N.A., London Branch	74,074,076
Commerzbank Aktiengesellschaft, Filiale Luxemburg	74,074,074
Credit Agricole (Suisse) SA	74,074,074
Credit Suisse AG	74,074,074
Deutsche Bank Luxembourg S.A.	74,074,074
DNB Bank ASA	74,074,074
Goldman Sachs Bank USA	74,074,074
HSBC Bank plc	74,074,074
ICBC (London) plc	74,074,074
ING Belgium, Brussels, Geneva Branch	74,074,074
JPMorgan Chase Bank N.A., London Branch	74,074,074
Morgan Stanley Bank, N.A.	74,074,074
Nordea Bank AB (publ)	74,074,074
The Royal Bank of Scotland plc Niederlassung Frankfurt	74,074,074
Banco Santander, S.A.	74,074,074
Skandinaviska Enskilda Banken AB (publ)	74,074,074
Société Générale S.A., acting through its Frankfurt branch	74,074,074
Standard Chartered Bank	74,074,074
Svenska Handelsbanken AB (publ)	74,074,074
UBS AG	74,074,074
UniCredit Luxembourg S.A.	74,074,074

Total	2,000,000,000

PART II
THE DOLLAR SWINGLINE LENDERS

Name	Dollar Swingline Commitment ($)

Australia and New Zealand Banking Group Limited	30,000,000
Bank of America, N.A.	30,000,000
Barclays Bank PLC	30,000,000
BNP Paribas (Suisse) SA	30,000,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd. (New York Branch)	30,000,000
Citibank, N.A.	30,000,000
Commerzbank AG, New York Branch	30,000,000
Credit Agricole (Suisse) SA	30,000,000
Credit Suisse AG, Cayman Islands Branch	30,000,000
Deutsche Bank Luxembourg S.A.	30,000,000
DNB Capital LLC	30,000,000
Goldman Sachs Bank USA	30,000,000
HSBC Bank plc	30,000,000
ING Belgium, Brussels, Geneva Branch	30,000,000
JPMorgan Chase Bank N.A.	30,000,000
Morgan Stanley Bank, N.A.	30,000,000
Nordea Bank AB (publ)	30,000,000
The Royal Bank of Scotland plc	30,000,000
Banco Santander, S.A.	30,000,000
Skandinaviska Enskilda Banken AB (publ)	30,000,000
Société Générale	30,000,000
Standard Chartered Bank	30,000,000
Svenska Handelsbanken AB (publ)	30,000,000
UBS AG, Stamford Branch	30,000,000
UniCredit Luxembourg S.A.	30,000,000

Total	750,000,000

PART III
THE EURO SWINGLINE LENDERS

Name	Euro Swingline Commitment ($)

Australia and New Zealand Banking Group Limited	27,777,777
Bank of America Merrill Lynch International Limited	27,777,777
Bank of China Limited, London Branch	27,777,777
Barclays Bank PLC	27,777,777
BNP Paribas (Suisse) SA	27,777,777
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	27,777,777
Citibank, N.A., London Branch	27,777,777
Commerzbank Aktiengesellschaft, Filiale Luxemburg	27,777,777
Credit Agricole (Suisse) SA	27,777,777
Credit Suisse AG	27,777,777
Deutsche Bank Luxembourg S.A.	27,777,777
DNB Bank ASA	27,777,777
Goldman Sachs Bank USA	27,777,777
HSBC Bank plc	27,777,777
ICBC (London) plc	27,777,798
ING Belgium, Brussels, Geneva Branch	27,777,777
JPMorgan Chase Bank N.A., London Branch	27,777,777
Morgan Stanley Bank, N.A.	27,777,777
Nordea Bank AB (publ)	27,777,777
The Royal Bank of Scotland plc Niederlassung Frankfurt	27,777,777
Banco Santander, S.A.	27,777,777
Skandinaviska Enskilda Banken AB (publ)	27,777,777
Société Générale S.A., acting through its Frankfurt branch	27,777,777
Standard Chartered Bank	27,777,777
Svenska Handelsbanken AB (publ)	27,777,777
UBS AG	27,777,777
UniCredit Luxembourg S.A.	27,777,777

Total	750,000,000

PART IV
THE ORIGINAL OBLIGORS

Name of Original			Jurisdiction of
Borrower	Address		incorporation

ABB Finance B.V.	Burgemeester Haspelslaan 65		Netherlands
1181NB Amstelveen
The Netherlands

	Attention:	The Management Board
	Fax:	+31 20 445 9844
	Copy:	Legal Department
	Fax:	+ 41 43 317 7992

ABB Treasury Center	187 Danbury Road, Suite 1E		Delaware, United
(USA), Inc.	Wilton, CT 06897		States of America
U.S.A.

	Attention:	President
	Fax:	+1 203 563 0403
	Copy:	Legal Department
	Fax:	+ 41 43 317 7992

Jurisdiction of
Name of Guarantor	Address		incorporation

ABB Ltd	Affolternstrasse 44		Switzerland
CH-8050 Zurich
Switzerland

	Attention:	Group Treasurer
	Fax:	+41 43 317 3999
	Copy:	Legal Department
	Fax:	+41 43 317 7992

SCHEDULE 2
CONDITIONS PRECEDENT

PART I
CONDITIONS PRECEDENT

1.                                      Corporate Documents

(a)                                 A copy of the constitutional documents of each Obligor.

(b)                                 A copy of a resolution of the board of directors of each Obligor (if applicable) or, in the case of ABB Finance B.V., a copy of a resolution of the board of managing directors (directie) or, in the case of ABB, a copy of an excerpt of the minutes of, or a circular resolution of, a meeting of the board of directors of ABB:

(i)                                     approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(ii)                                  (other than in relation to ABB) authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(iii)                               authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(c)                                  A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(d)                                 A certificate of each Obligor (signed without personal liability by an authorised signatory of each Obligor) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on that relevant Obligor to be exceeded.

(e)                                  A copy of a good standing certificate (including verification of tax status) with respect to ABB Treasury Center (USA), Inc., issued as of a recent date by the Secretary of State or other appropriate official of its jurisdiction of incorporation.

(f)                                   A certificate of an authorised signatory of the relevant Obligor, certifying without personal liability that each copy document relating to it specified in paragraph 1(a) - (d) of this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.                                      Legal opinions

(a)                                 A legal opinion of Clifford Chance LLP, legal advisers to the Mandated Lead Arrangers and the Agents in England, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(b)                                 A legal opinion of Clifford Chance LLP, Amsterdam, legal advisers to the Mandated Lead Arranger and the Agents in the Netherlands in the form approved by the Facility Agent.

(c)                                  A legal opinion of Freshfields Bruckhaus Deringer US LLP, United States legal advisers to ABB Treasury Center (USA), Inc. in the form approved by the Facility Agent.

(d)                                 A legal opinion of Lalive, legal advisers to the Mandated Lead Arrangers and the Agents in Switzerland in the form approved by the Facility Agent.

3.                                      Other documents and evidence

(a)                                 Evidence that the process agent referred to in paragraph (e) of Clause 38.1 (Jurisdiction) has accepted its appointment.

(b)                                 Evidence that the Existing Credit Facility has been repaid or cancelled in full.

(c)                                  The Original Financial Statements of each Obligor.

(d)                                 Evidence that the fees, costs and expenses then due from ABB pursuant to Clause 12 (Fees) and Clause 17 (Costs and Expenses) have been paid or will be paid by the first Utilisation Date.

PART II
ADDITIONAL BORROWER CONDITIONS PRECEDENT

1.                                      A Borrower Accession Letter, duly executed by the Additional Borrower and ABB.

2.                                      A copy of the constitutional documents of the Additional Borrower.

3.                                      A copy of a resolution of the board of directors, or other suitable authority, of the Additional Borrower:

(a)                                 approving the terms of, and the transactions contemplated by, the Borrower Accession Letter and the Finance Documents and resolving that it execute the Borrower Accession Letter;

(b)                                 authorising a specified person or persons to execute the Borrower Accession Letter on its behalf; and

(c)                                  authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents.

4.                                      If required under applicable law, a copy of a resolution of the Additional Borrower stating that the shareholders resolve and approve the entering into, and the terms and conditions of, this Agreement.

5.                                      If applicable, a copy of (i) the request for advice from each works council, or central or European works council with jurisdiction over the transactions contemplated by this Agreement and (ii) the positive advice from such works council which contains no condition, which if complied with, could result in a breach of any of any of the Finance Documents.

6.                                      A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.

7.                                      A certificate of the Additional Borrower (signed by two duly authorised signatories) confirming that borrowing the Total Commitments would not cause any borrowing limit binding on it to be exceeded.

8.                                      A copy of a good standing certificate (including verification of tax status) with respect to any Additional Borrower whose jurisdiction of incorporation is a state of the United States of America or the District of Columbia, issued as of a recent date by the Secretary of State or other appropriate official of such Additional Borrower’s jurisdiction of incorporation or organisation.

9.                                      A certificate of an authorised signatory of the Additional Borrower certifying that each copy document listed in this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Borrower Accession Letter.

10.                               A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent reasonably considers to be necessary in connection with the entry into and performance of the transactions contemplated by the Borrower Accession Letter or for the validity and enforceability of any Finance Document.

11.                          If available, the latest audited financial statements of the Additional Borrower.

12.                          A legal opinion of Clifford Chance LLP, legal advisers to the Lenders, Mandated Lead Arrangers and Facility Agent in England.

13.                          If the Additional Borrower is incorporated in a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Lenders, Mandated Lead Arrangers and Facility Agent in the jurisdiction in which the Additional Borrower is incorporated.

14.                          If the proposed Additional Borrower is incorporated in a jurisdiction other than England and Wales, evidence that the process agent specified in paragraph (e) of Clause 38.1 (Jurisdiction), if not a Borrower, has accepted its appointment in relation to the proposed Additional Borrower.

SCHEDULE 3
UTILISATION REQUEST(1)

From:	[Name of Borrower]

To:	[Agent]

Copied to:	[Facility Agent]*

Dated: [•]

Dear Sirs

ABB Ltd - $2,000,000,000 Multicurrency Revolving Credit Agreement
dated [•] (the “Credit Agreement”)

1.                                 Words and expressions defined in the Credit Agreement have the same meaning when used herein.

2.                                 We wish to borrow a(n) [Advance/Dollar Swingline Advance/Euro Swingline Advance] on the following terms:

Proposed Utilisation Date:	[•] (or, if that is not a Business Day, the
next Business Day)

Currency of Advance:	[•]

Amount:	[•]

Interest Period:	[•]

3.                                 We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

4.                                 The proceeds of this Advance should be credited to [account].

5.                                 This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for

[Name of Borrower]

(1) [WARNING NOTE: Please seek Dutch legal advice (i) until the interpretation of the term “public” (as referred to in Article 4.1(1) of the Capital Requirements Regulation (EU/575/2013)) has been published by the competent authority, if the share of a Lender in any utilisation requested by a Dutch borrower is less than EUR 100,000 (or the foreign currency equivalent thereof) and (ii) as soon as the interpretation of the term “public” has been published by the competent authority, if the Lender is considered to be part of the public on the basis of such interpretation.]

SCHEDULE 4
FORM OF TRANSFER CERTIFICATE

To:	[•] as Facility Agent

From:	[Existing Lender] (the “Existing Lender”) and [New Lender] (the “New
Lender”)

Dated:

ABB Ltd - $2,000,000,000 Multicurrency Revolving Credit Agreement
dated [•] (the “Credit Agreement”)

1.                                      Words and expressions defined in the Credit Agreement have the same meaning when used herein.

2.                                      We refer to Clause 23.5 (Procedure for transfer) of the Credit Agreement:

(a)                                 The Existing Lender and the New Lender agree to the Existing Lender and the New Lender transferring by novation all or part of the Existing Lender’s [Commitment/Swingline Commitment], rights and obligations referred to in the Schedule in accordance with Clause 23.5 (Procedure for transfer).

(b)                                 The proposed Transfer Date is [•].

(c)                                  The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 31.2 (Addresses) are set out in the Schedule.

3.                                      The New Lender confirms, for the benefit of the Facility Agent and without liability to any Obligor, that it is [a Qualifying Lender falling within paragraph[s] [•] of the definition of Qualifying Lender]/[not a Qualifying Lender].

4.                                      The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 23.4 (Limitation of responsibility of Existing Lenders).

5.                                      This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.

THE SCHEDULE(2)

Commitment/Swingline Commitment/rights and obligations to be transferred

[insert relevant details of Commitment, Dollar Swingline Commitment and/or Euro Swingline
Commitment]

[Facility Office address, fax number and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]

By:	By:

This Transfer Certificate is accepted by the Facility Agent and the Transfer Date is confirmed as [•].

[Facility Agent]

By:

(2) [WARNING NOTE: Please seek Dutch legal advice (i) until the interpretation of the term “public” (as referred to in Article 4.1(1) of the Capital Requirements Regulation (EU/575/2013)) has been published by the competent authority, if the share of a Lender in any utilisation requested by a Dutch borrower is less than EUR 100,000 (or the foreign currency equivalent thereof) and (ii) as soon as the interpretation of the term “public” has been published by the competent authority, if the Lender is considered to be part of the public on the basis of such interpretation.]

SCHEDULE 5
TIMETABLES

Advances in
	Advances in	Advances in	other	Automatic
	Euro	Dollars	currencies	Advances
Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request)	10 a.m. London time, 3 Business Days prior to the proposed Utilisation Date	11 a.m. London time, 3 Business Days prior to the proposed Utilisation Date	11 a.m. London time, 3 Business Days prior to the proposed Utilisation Date	N/A

Facility Agent determines (in relation to a Utilisation) the Base Currency Amount of the Advance, if required under Clause 5.4 (Lenders’ participation)	11 a.m. London time, 3 Business Days prior to the proposed Utilisation Date	N/A	11 a.m. London time, 3 Business Days prior to the proposed Utilisation Date	Promptly following Utilisation of the Advance

Facility Agent notifies the Lenders of the Advance in accordance with Clause 5.4 (Lenders’ participation)	Promptly upon receipt from the relevant Borrower	Promptly upon receipt from the relevant Borrower	Promptly upon receipt from the relevant Borrower	Promptly following Utilisation of the Advance

Delivery of a duly completed Utilisation Request (Clause 5.5 (Delivery of a Utilisation Request for a Swingline Advance))	9.30 a.m. London time on the proposed Utilisation Date	11 a.m. New York time on the proposed Utilisation Date	N/A	N/A

Advances in
	Advances in	Advances in	other	Automatic
	Euro	Dollars	currencies	Advances
Swingline Agent notifies each Swingline Lender of the amount, currency and the Base Currency Amount of each Swingline Advance (paragraph (c) of Clause 5.8 (Swingline Lenders' Participation))	Promptly upon receipt from the relevant Borrower	Promptly upon receipt from the relevant Borrower	N/A	N/A

Facility Agent receives a notification from a Lender under Clause 6.2 (Unavailability of a currency)	N/A	N/A	Quotation Day as of 9 a.m. London time	N/A

Facility Agent gives notice in accordance with Clause 6.2 (Unavailability of a currency)	N/A	N/A	Upon receipt of notification from the Lenders	N/A

LIBOR or EURIBOR is fixed	Quotation Day as of 11.00 a.m. Brussels time	Quotation Day as of 11.00 a.m. London time	Quotation Day as of 11.00 a.m. London time	Quotation Day as of 11.00 a.m. London time

SCHEDULE 6
FORM OF BORROWER ACCESSION LETTER

To:                             [•] as Facility Agent

From:               [Subsidiary] and ABB Ltd

Dated: [•]

Dear Sirs

ABB Ltd - $2,000,000,000 Multicurrency Revolving Credit Agreement
dated [•] (the “Credit Agreement”)

1.                            We refer to the Credit Agreement. This is a Borrower Accession Letter. Terms defined in the Credit Agreement have the same meaning in this Borrower Accession Letter unless given a different meaning in this Borrower Accession Letter.

2.                            [Subsidiary] agrees to become an Additional Borrower and to be bound by the terms of the Credit Agreement as an Additional Borrower pursuant to Clause 25.2 (Additional Borrowers) of the Credit Agreement.

3.                            [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction].

4.                            [Subsidiary] is a wholly owned Subsidiary of ABB Ltd.

5.                            [Subsidiary’s] administrative details are as follows:

Address:

Fax No:

Attention:

6.                            This Borrower Accession Letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

ABB LTD	[Subsidiary]

By:	By:

SCHEDULE 7
FORM OF RESIGNATION LETTER

To:                             [•] as Facility Agent

From:               [resigning Borrower] and ABB Ltd

Dated: [•]

Dear Sirs

ABB Ltd - $2,000,000,000 Multicurrency Revolving Credit Agreement
dated [•] (the “Credit Agreement”)

1.                            We refer to the Credit Agreement. This is a Resignation Letter. Terms defined in the Credit Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2.                            Pursuant to Clause 25.3 (Resignation of a Borrower), we request that [resigning Borrower] be released from its obligations as a Borrower under the Credit Agreement.

3.                            We confirm that:

(a)                                                no Default would result from the acceptance of this request; and

(b)                                                [resigning Borrower] is under no actual or contingent liability under the Credit Agreement.

4.                            This Resignation Letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

ABB LTD	[Subsidiary]

By:	By:

SCHEDULE 8
MATERIAL SUBSIDIARIES

Company Name	Jurisdiction	ABB Interest
		(%)
ABB Capital B.V.	Netherlands	100

ABB Treasury Center (USA), Inc.	United States	100

ABB Financial Services AB	Sweden	100

ABB (China) Ltd.	China	100

ABB Holdings, Inc.	United States	100

ABB Beteiligungs- und Verwaltungsges GmbH	Germany	100

ABB Schweiz AG	Switzerland	100

ABB AB	Sweden	100

ABB Finance (Australia) Pty Limited	Australia	100

ABB Finance B.V.	Netherlands	100

ABB Finance (USA), Inc.	United States	100

Thomas & Betts Corporation	United States	100

SCHEDULE 9
FORM OF INCREASE CONFIRMATION

To:                 [ ] as Facility Agent, and ABB Ltd, for and on behalf of each Obligor

From: [the Increase Lender] (the “Increase Lender”)

Dated:

ABB Ltd - $2,000,000,000 Multicurrency Revolving Credit Agreement
dated [•] (the “Credit Agreement”)

1.                            We refer to the Credit Agreement. This is an Increase Confirmation. Terms defined in the Credit Agreement have the same meaning in this Increase Confirmation unless given a different meaning in this Increase Confirmation.

2.                            We refer to Clause 2.2 (Increase of Commitments).

3.                            The Increase Lender agrees to assume and will assume all of the obligations corresponding to the [Commitment/Swingline Commitment] specified in the Schedule (the “Relevant Commitment”) as if it were an Original Lender under the Credit Agreement.

4.                            The proposed date on which the increase in relation to the Increase Lender and the Relevant Commitment is to take effect (the “Increase Date”) is [ ].

5.                            On the Increase Date, the Increase Lender becomes party to the Finance Documents as a Lender.

6.                            The Facility Office and address, fax number and attention details for notices to the Increase Lender for the purposes of Clause 31.2 (Addresses) are set out in the Schedule.

7.                            The Increase Lender confirms, for the benefit of the Facility Agent and without liability to any Obligor, that it is [a Qualifying Lender falling within paragraph[s] [•] of the definition of Qualifying Lender]/[not a Qualifying Lender].

8.                            The Increase Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in paragraph (g) of Clause 2.2 (Increase of Commitments).

9.                            This Increase Confirmation may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Increase Confirmation.

10.                     This Increase Confirmation and any non-contractual obligations arising out of or in connection with it are governed by English law.

11.                     This Credit Agreement has been entered into on the date stated at the beginning of this Credit Agreement.

THE SCHEDULE

Relevant Commitment/rights and obligations to be assumed by the Increase Lender

[insert relevant details of Commitment, Dollar Swingline Commitment and/or Euro Swingline
Commitment]

[Facility office address, fax number and attention details for notices and account details for payments]

[Increase Lender]

By:

This Increase Confirmation is accepted as an Increase Confirmation for the purposes of the Credit Agreement by the Facility Agent and the Increase Date is confirmed as [ ].

Facility Agent

By:

SIGNATURES

THE GUARANTOR

/s/ Richard Brown	/s/ Véronique Dersy
RICHARD A BROWN	VERONIQUE DERSY
For and on behalf of
ABB LTD

THE ORIGINAL BORROWERS

/s/ Marta I. Wolodzko	/s/ Willem K. Bakker
For and on behalf of
ABB FINANCE B.V.

/s/ Daniel Hagmann	/s/ E. Barry Lyon
For and on behalf of
ABB TREASURY CENTER (USA), INC.

THE FACILITY AGENT

/s/Lisa Lee	C.S.
LISA LEE
For and on behalf of
CITIBANK INTERNATIONAL PLC

THE EURO SWINGLINE AGENT

/s/Lisa Lee	C.S.
LISA LEE
For and on behalf of
CITIBANK INTERNATIONAL PLC

THE DOLLAR SWINGLINE AGENT

/s/ Richard Basham
RICHARD BASHAM
Managing Director
For and on behalf of
CITIBANK, N.A.

THE MANDATED LEAD ARRANGERS

/s/ A. Wodniok	/s/ A. Munk
A .WODNIOK	A. MUNK
For and on behalf of
AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

/s/ Vipul Kumar
VIPAL KUMAR
For and on behalf of
BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED

/s/ Steve Hardman	/s/ Huabin Wang
For and on behalf of
BANK OF CHINA LIMITED, LONDON BRANCH

/s/ Matthew Jackson
For and on behalf of
BARCLAYS BANK PLC

/s/ Mark Pegrum	/s/Sue Mingay
For and on behalf of
BNP PARIBAS

/s/ Andrew Trenouth
ANDREW TRENOUTH
Deputy General Manager and Managing Director Corporate Banking Division for EMEA
Bank of Tokyo-Mitsubishi UFJ, Ltd
For and on behalf of
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

/s/ Lucy Devlin
LUCY DEVLIN
Vice President
For and on behalf of
CITIGROUP GLOBAL MARKETS LIMITED

/s/ Andrea Stockemer	/s/ Bianca Bahn
ANDREA STOCKEMER	BIANCA BAHN
For and on behalf of
COMMERZBANK AKTIENGESELLSCHAFT

/s/ Joël Bòurquín	/s/ Claude R. Chaubert
JOËL BÒURQUÍN	CLAUDE R. CHAUBERT
Member of the Management Committee	Member of the Management Committee
For and on behalf of
CRÉDIT AGRICOLE (SUISSE) SA

/s/ Anthony W. Southcott	/s/ Clemens Kramer
ANTHONY W. SOUTHCOTT	CLEMENS KRAMER
Authorised Signatory	Authorised Signatory
For and on behalf of
CREDIT SUISSE AG

/s/ M. Sinn-Conrad	/s/ M. Lutz
M. SINN-CONRAD	M. LUTZ
For and on behalf of
DEUTSCHE BANK LUXEMBOURG S.A.

/s/ Christopher Wentworth	/s/ Helle Reese Holm
For and on behalf of
DNB BANK ASA

/s/ Alisdair Fraser
For and on behalf of
GOLDMAN SACHS BANK USA

/s/ Gunnar Forsling	/s/ Anna Schalin
GUNNAR FORSLING	ANNA SHALIN
For and on behalf of
HANDELSBANKEN CAPITAL MARKETS, SVENSKA HANDELSBANKEN AB (PUBL)

/s/ Sinead Murphy
SINEAD MURPHY
For and on behalf of
HSBC BANK PLC

/s/ Bo Jiang	/s/ Lingyan Kong
For and on behalf of
INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, ACTING THROUGH ICBC (LONDON) PLC

/s/ Erik Fortgens	/s/ Ko Osinga
ERIK FORTGENS	KO OSINGA
Head Corporate Banking Switzerland	Head of Credit Risk
For and on behalf of
ING BELGIUM, BRUSSELS, GENEVA BRANCH

/s/ Adnan Shakir
ADNAN SHAKIR
Vice President
For and on behalf of
J.P. MORGAN LIMITED

/s/ Shervin Sharghy
SHERVIN SHARGHY
For and on behalf of
MORGAN STANLEY BANK INTERNATIONAL LIMITED

/s/ Niklas Nasiell	/s/ Björn Hökby
NIKLAS NASIELL	BJÖRN HÖKBY
For and on behalf of
NORDEA BANK AB (PUBL)

/s/ Stefanie Nordmann
STEFANIE NORDMANN
For and on behalf of
THE ROYAL BANK OF SCOTLAND PLC

/s/ Javier Muntañola Prosper	/s/ Isabel Pastor Gonzalez del Val
For and on behalf of
BANCO SANTANDER, S.A.

/s/ Michael I. Dicks	/s/ Duncan Nash
MICHAEL I. DICKS	DUNCAN NASH
For and on behalf of
MERCHANT BANKING, SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)

/s/ Sven Streiter	/s/ Claire Gross
For and on behalf of
SOCIÉTÉ GÉNÉRALE CORPORATE & INVESTMENT BANKING

/s/ Prabhakar Sundaresan
For and on behalf of
STANDARD CHARTERED BANK

/s/ Dominic Halbheer	/s/ Marc Reinmann
DOMINIC HALBHEER	MARC REINMANN
For and on behalf of
UBS AG

/s/ Andreas Lukas	/s/ Christian Eberle
DR. ANDREA LUKAS	CHRISTIAN EBERLE
Tel. +49 89 378 13072	MNC9TE
Tel: +49 89 378 24067
For and on behalf of
UNICREDIT BANK AG

THE ORIGINAL LENDERS

/s/ A. Wodniok	/s/ A. Munk
A. WODNIOK	A. MUNK
For and on behalf of
AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

/s/ Vipul Kumar
VIPUL KUMAR
For and on behalf of
BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED (as lender to Borrowers incorporated in the Netherlands and the EU)

/s/ Justin Cheung
JUSTIN CHEUNG, AVP
For and on behalf of
BANK OF AMERICA, N.A., LONDON BRANCH (as lender to Borrowers incorporated in the United States of America and Switzerland)

/s/ Steve Hardman	/s/ Huabin Wang
For and on behalf of
BANK OF CHINA LIMITED, LONDON BRANCH

/s/ Matthew Jackson
For and on behalf of
BARCLAYS BANK PLC

/s/ Vincent Aniort
VINCENT ANIORT
For and on behalf of
BNP PARIBAS (SUISSE) SA

/s/ Andrew Trenouth
ANDREW TRENOUTH
Deputy General Manager and Managing Director
Corporate Banking Division for EMEA
Bank of Tokyo-Mitsubishi UFJ, Ltd
For and on behalf of
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

/s/ Lucy Devlin
LUCY DEVLIN
Vice President
For and on behalf of
CITIBANK, N.A., LONDON BRANCH

/s/ Angeliki Meintani	/s/ Frank Schmidt
ANGELIKI MEINTANI	FRANK SCHMIDT
For and on behalf of
COMMERZBANK AKTIENGESELLSCHAFT, FILIALE LUXEMBURG

/s/ Joël Bòurquín	/s/ Claude R. Chaubert
JOËL BÒURQUÍN	CLAUDE R. CHAUBERT
Member of the Management Committee	Member of the Management Committee
For and on behalf of
CRÉDIT AGRICOLE (SUISSE) SA

/s/ Anthony W. Southcott	/s/ Clemens Kramer
ANTHONY W. SOUTCOTT	CLEMENS KRAMER
Authorised Signatory	Authorised Signatory
For and on behalf of
CREDIT SUISSE AG

/s/ M. Sinn-Conrad	/s/ M. Lutz
M. SINN-CONRAD	M. LUTZ
For and on behalf of
DEUTSCHE BANK LUXEMBOURG S.A.

/s/ Christopher Wentworth	/s/ Helle Reese Holm
For and on behalf of
DNB BANK ASA

/s/ Alisdair Fraser
ALISDAIR FRASER
For and on behalf of
GOLDMAN SACHS BANK USA

/s/ Sinead Murphy
SINEAD MURPHY
For and on behalf of
HSBC BANK PLC

/s/ Bo Jiang	/s/ Lingyan Kong
For and on behalf of
ICBC (LONDON) PLC

/s/ Erik Fortgens	/s/ Ko Osinga
ERIK FORTGENS	KO OSINGA
Head Corporate Banking Switzerland	Head of Credit Risk
For and on behalf of
ING BELGIUM, BRUSSELS, GENEVA BRANCH

/s/ Adnan Shakir
ADNAN SHAKIR
For and on behalf of
JP MORGAN CHASE BANK N.A., LONDON BRANCH

/s/ Michael King
MICHAEL KING
For and on behalf of
MORGAN STANLEY BANK, N.A.

/s/ Niklas Nasiell	/s/ Björn Hökby
NIKLAS NASIELL	BJÖRN HÖKBY
For and on behalf of
NORDEA BANK AB (PUBL)

/s/ Stefanie Nordmann	/s/ Wilhelm Wibbeler
STEFANIE NORDMANN	WILHELM WIBBELER
Director	Director
For and on behalf of
THE ROYAL BANK OF SCOTLAND PLC NIEDERLASSUNG FRANKFURT

/s/ Javier Muntañola Prosper	/s/ Isabel Pastor Gonzalez del Val
For and on behalf of
BANCO SANTANDER, S.A.

/s/ Michael I. Dicks	/s/ Duncan Nash
MICHAEL I. DICKS	DUNCAN NASH
For and on behalf of
SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)

/s/ Sven Streiter	/s/ Claire Gross
SVEN STREITER	CLAIRE GROSS
For and on behalf of
SOCIÉTÉ GÉNÉRALÉ S.A., ACTING THROUGH ITS FRANKFURT BRANCH

/s/ Prabhakar Sundaresan
PRABHAKAR SUNDARESAN
For and on behalf of
STANDARD CHARTERED BANK

/s/ Per Karlsson	/s/ Britt-Mari Wiséen
PER KARLSSON	BRITT-MARI WISÉEN
For and on behalf of
SVENSKA HANDELSBANKEN AB (PUBL)

/s/ Dominic Halbheer	/s/ Marc Reinmann
DOMINIC HALBHEER	MARC REINMANN
For and on behalf of
UBS AG

/s/ Robert Reidenbach	/s/ Manfredi Bianchi
ROBERT REIDENBACH	MANFREDI BIANCHI
For and on behalfof
UNICREDIT LUXEMBOURG S. A.

THE DOLLAR SWINGLINE LENDERS

/s/ A. Wodniok	/s/ A. Munk
A. WODNIOK	A. MUNK
For and on behalf of
AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

/s/ Vipal Kumar
VIPAL KUMAR
For and on behalf of
BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED (as lender to such other jurisdictions as may be notified to the Facility Agent from time to time)

/s/ Darren Bielawski
DARREN BIELAWSK
For and on behalf of
BANK OF AMERICA, N.A. (as lender to Borrowers incorporated in the Netherlands, the United States of America, Switzerland and such other jurisdictions as may be notified to the Facility Agent from time to time)

/s/ Matthew Jackson
For and on behalf of
BARCLAYS BANK PLC

/s/ Vincent Aniort
VINCENT ANIORT
For and on behalf of
BNP PARIBAS (SUISSE) SA

/s/ Andrew Trenouth
ANDREW TRENOUTH
Deputy General Manager and Managing Director Corporate Banking Division for EMEA
Bank of Tokyo-Mitsubishi UFJ, Ltd
For and on behalf of
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. (NEW YORK BRANCH)

/s/ Richard Basham
RICHARD BASHAM
Managing Director
For and on behalf of
CITIBANK, N.A

/s/ Martin Preissler	/s/ James Boyle
MARTIN PREISSLER	JAMES BOYLE
Managing Director	Director
For and on behalf of
COMMERZBANK AKTIENGESELLSCHAFT, NEW YORK BRANCH

/s/ Joël Bòurquín	/s/ Claude R. Chaubert
JOËL BÒURQUÍN	CLAUDE R. CHAUBERT
Member of the Management Committee	Member of the Management Committee
For and on behalf of
CREDIT AGRICOLE (SUISSE) SA

/s/ James Moran	/s/ Nupur Kumar
JAMES MORAN	NUPUR KUMAR.
Authorised Signatory	Authorised Signatory
For and on behalf of
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

/s/ M. Sinn-Conrad	/s/ M. Lutz
M. SINN-CONRAD	M. LUTZ
For and on behalf of
DEUTSCHE BANK LUXEMBOURG S.A.

/s/ Joe Hykle	/s/ Kelton Glasscock
JOE HYKLE	KELTON GLASSCOCK
Senior Vice President	Senior Vice President
For and on behalf of
DNB CAPITAL LLC

/s/ Alisdair Fraser
ALISDAIR FRASER
For and on behalf of
GOLDMAN SACHS BANK USA

/s/ Sinead Murphy
SINEAD MURPHY
For and on behalf of
HSBC BANK PLC

/s/ Erik Fortgens	/s/ Ko Osinga
ERIK FORTGENS	KO OSINGA
Head Corporate Banking Switzerland	Head of Credit Risk
For and on behalf of
ING BELGIUM, BRUSSELS, GENEVA BRANCH

/s/ Adnan Shakir
ADNAN SHAKIR
For and on behalf of
JPMORGAN CHASE BANK N.A.

/s/ Michael King
MICHAEL KING
For and on behalf of
MORGAN STANLEY BANK, N.A.

/s/ Björn Hökby	/s/ Niklas Nasiell
BJÖRN HÖKBY	NIKLAS NASIELL
For and on behalf of
NORDEA BANK AB (PUBL)

/s/ Stefanie Nordmann
STEFANIE NORDMANN
For and on behalf of
THE ROYAL BANK OF SCOTLAND PLC

/s/ Javier Muntañola Prosper	/s/ Isabel Pastor Gonzalez del Val
For and on behalf of
BANCO SANTANDER, S.A.

/s/ Michael I. Dicks	/s/ Duncan Nash
MICHAEL I. DICKS	DUNCAN NASH
For and on behalf of
SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)

/s/ Shelly Guttman
For and on behalf of
SOCIÉTÉ GÉNÉRALE

/s/ Prabhakar Sundaresan
For and on behalf of
STANDARD CHARTERED BANK

/s/ Per Karlsson	/s/ Britt-Mari Wiséen
PER KARLSSON	BRITT-MARI WISÉEN
For and on behalf of
SVENSKA HANDELSBANKEN AB (PUBL)

/s/ Daniel Obertüfer	/s/ Lana Gifas
DANIEL OBERTÜFER	LANA GIFAS
Associate Director	Director Banking Product Services, US
For and on behalf of
UBS AG, STAMFORD BRANCH

/s/ Robert Reidenbach	/s/ Manfredi Bianchi
ROBERT REIDENBACH	MANFREDI BIANCHI
For and on behalf of
UNICREDIT LUXEMBOURG S.A.

THE EURO SWINGLINE LENDERS

/s/ A. Wodniok	/s/ A. Munk
A. WODNIOK	A. MUNK
For and on behalf of
AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

/s/ Vipul Kumar
VIPUL KUMAR
For and on behalf of
BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED (as lender to Borrowers incorporated in the Netherlands and the EU)

/s/ Justin Cheung
JUSTIN CHEUNG, AVP
For and on behalf of
BANK OF AMERICA N.A., LONDON BRANCH (as lender to Borrowers incorporated in the United States of America and Switzerland)

/s/ Steve Hardman	/s/ Huabin Wang
For and on behalf of
BANK OF CHINA LIMITED, LONDON BRANCH

/s/ Matthew Jackson
For and on behalf of
BARCLAYS BANK PLC

/s/ Vincent Aniort
VINCENT ANIORT
For and on behalf of
BNP PARIBAS (SUISSE) SA

/s/ Andrew Trenouth
ANDREW TRENOUTH
Deputy General Manager and Managing Director
Corporate Banking Division for EMEA
Bank of Tokyo-Mitsubishi UFJ, Ltd
For and on behalf of
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

/s/ Lucy Devlin
LUCY DEVLIN
Vice President
For and on behalf of
CITIBANK, N.A., LONDON BRANCH

/s/ Angeliki Meintani	/s/ Frank Schmidt
ANGELIKI MEINTANI	FRANK SCHMIDT
For and on behalf of
COMMERZBANK AKTIENGESELLSCHAFT, FILIALE LUXEMBURG

/s/ Joël Bòurquín	/s/Claude R. Chaubert
JOËL BÒURQUÍN	CLAUDE R. CHAUBERT
Member of the Management Committee	Member of the Management Committee
For and on behalf of
CRÉDIT AGRICOLE (SUISSE) SA

/s/ Anthony W. Southcott	/s/ Clemens Kramer
ANTHONY W. SOUTHCOTT	CLEMENS KRAMER
Authorised Signatory	Authorised Signatory
For and on behalf of
CREDIT SUISSE AG

/s/ M. Sinn-Conrad	/s/ M. Lutz
M. SINN-CONRAD	M. LUTZ
For and on behalf of
DEUTSCHE BANK LUXEMBOURG S.A.

/s/ Christopher Wentworth	/s/ Helle Reese Holm
For and on behalf of
DNB BANK ASA

/s/ Alisdair Fraser
ALISDAIR FRASER
For and on behalf of
GOLDMAN SACHS BANK USA

/s/ Sinead Murphy
SINEAD MURPHY
For and on behalf of
HSBC BANK PLC

/s/ Bo Jiang	/s/ Lingyan Kong
For and on behalf of
ICBC (LONDON) PLC

/s/ Erik Fortgens	/s/ Ko Osinga
ERIK FORTGENS	KO OSINGA
Head Corporate Banking Switzerland	Head of Credit Risk
For and on behalf of
ING BELGIUM, BRUSSELS, GENEVA BRANCH

/s/ Adnan Shakir
ADNAN SHAKIR
Vice President
For and on behalf of
JPMORGAN CHASE BANK N.A., LONDON BRANCH

/s/ Michael King
MICHAEL KING
For and on behalf of
MORGAN STANLEY BANK, N.A.

/s/ Björn Hökby	/s/ Niklas Nasiell
BJÖRN HÖKBY	NIKLAS NASIELL
For and on behalf of
NORDEA BANK AB (PUBL)

/s/ Stefanie Nordmann	/s/ Wilhelm Wibbeler
STEFANIE NORDMANN	WILHELM WIBBELER
Director	Director
For and on behalf of
THE ROYAL BANK OF SCOTLAND PLC NIEDERLASSUNG FRANKFURT

/s/ Javier Muntañola Prosper	/s/ Isabel Pastor Gonzalez del Val
For and on behalf of
BANCO SANTANDER, S.A.

/s/ Michael I. Dicks	/s/ Duncan Nash
MICHAEL I. DICKS	DUNCAN NASH
For and on behalf of
SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)

/s/ Sven Streiter	/s/ Claire Gross
For and on behalf of
SOCIÉTÉ GÉNÉRALE S.A., ACTING THROUGH ITS FRANKFURT BRANCH

/s/ Prabhakar Sundaresan
For and on behalf of
STANDARD CHARTERED BANK

/s/ Per Karlsson	/s/ Britt-Mari Wiséen
PER KARLSSON	BRITT-MARI WISÉEN
For and on behalf of
SVENSKA HANDELSBANKEN AB (PUBL

/s/ Dominic Halbheer	/s/ Marc Reinmann
DOMINIC HALBHEER	MARC REINMANN
For and on behalf of
UBS AG

/s/ Robert Reidenbach	/s/ Manfredi Bianchi
ROBERT REIDENBACH	MANFREDI BIANCHI
For and on behalf of
UNICREDIT LUXEMBOURG S.A.